Filed Pursuant to Rule 424b(5)
Registration File No. 333-188663
Prospectus supplement
To prospectus dated May 24, 2013

Lucas Energy, Inc.

Relating to the Primary Offering of:

(i) 3,333,332 shares of Common Stock;
(ii) 1,666,666 Warrants to purchase shares of Common Stock; and
(iii) 1,666,666 shares of Common Stock issuable upon exercise of Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, Lucas Energy, Inc. (the “Company”, “Lucas”, “Lucas Energy”, “we”, “us” and “our”) is offering directly to selected investors, 3,333,332 units, with each unit consisting of one share of common stock (the “Shares”) and 0.50 of a warrant to purchase one share of the Company’s common stock (and the shares of common stock issuable from time to time upon exercise of the Warrants, the “Warrant Shares”) at an exercise price of $1.00 per share and a term of five years (the “Warrants”, and collectively with the Shares, the “Securities” or the “Units”).  This prospectus supplement is being filed in connection with the transactions contemplated by that certain Securities Purchase Agreement dated April 15, 2014 by and between the Company and the investors named therein (collectively, the “Investors”), whereby the Company will sell and the Investors will purchase 3,333,332 Units at $0.60 per Unit for an aggregate of $2,000,000 (the “Offering”).  These sales, if any, will be made pursuant to the terms of the Securities Purchase Agreement which is filed with the Securities and Exchange Commission as Exhibit 10.1 to our Current Report on Form 8-K filed on April 16, 2014.  The Investors are Ironman Energy Master Fund and Ironman PI Fund II (QP), LP (which are each under common control) and John B. Helmers, both current shareholders of the Company.

 Our common stock is listed on the NYSE MKT under the symbol “LEI.”  On April 17, 2014, the closing sales price of our common stock was $0.68. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or other nationally recognized trading system.

Sales, if any, under this prospectus supplement will be made directly by the Company to the Investors. No compensation will be payable to any person, except that Euro Pacific Capital, Inc., the Company’s placement agent in its September 2013 offering, will receive a fee of 3% of the proceeds invested by Ironman Energy Master Fund and Ironman PI Fund II (QP), LP in the Offering (which entities previously invested in the September 2013 offering), totaling $30,000. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds that we receive from sales of Units will depend on the number of Units actually sold.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $23,490,995, based on 29,991,283 shares of outstanding common stock and approximately 6,732,872 shares held by affiliates, at a price of $1.01 per share, which was the last reported sales price of our common stock as quoted on the NYSE MKT on February 21, 2014.  Pursuant to General Instruction I.B.6 of Form S-3, in no event during the period of twelve calendar months immediately prior to, and including, the sales under this prospectus supplement, will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of the common stock held by non-affiliates so long as our public float remains below $75 million. We have offered and sold approximately $7,134,832 in securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus supplement (which total includes securities to be sold in this offering and which totals $3,451,500 in securities when not including securities proposed to be sold in this offering).

Investing in our securities involves a high degree of risk. Before buying any shares, you should carefully read and consider the information under “Forward-Looking Statements” and “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 6 of the accompanying prospectus and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which is incorporated herein by reference in its entirety.

	Per Unit		Total*
Public offering price per Unit	$0.60	(1)	$$2,000,000
Proceeds to us (before expenses) (2)	$0.60		$$2,000,000

(1)	Represents a 11.8% discount to the $0.68 per share closing price of our common stock on the NYSE MKT on April 17, 2014.
(2)
Assumes the sale of all Units offered herein. Does not include approximately $1,666,666 which the Company will receive assuming the exercise of the Warrants registered herein at an exercise price of $1.00 per Warrant assuming all Units offered herein are sold.  We anticipate the total expenses associated with this Offering will be approximately $120,000, which includes $30,000 payable to Euro Pacific Capital, Inc., the Company’s placement agent in its September 2013 offering, totaling 3% of the proceeds invested by Ironman Energy Master Fund and Ironman PI Fund II (QP), LP in the Offering (which entities previously invested in the September 2013 offering).

Delivery of the Units is expected to be made on or about April 21, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 17, 2014.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus	1
Prospectus Summary	2
Securities Registered Hereby That We May Offer	4
Risk Factors	6
Forward-Looking Statements	6
Use Of Proceeds	7
Description Of Capital Stock	8
Description Of Preferred Stock	16
Description Of Debt Securities	17
Description Of Warrants	23
Description Of Units	26
Plan Of Distribution	28
Legal Matters	30
Experts	30
Where You Can Find More Information	31
Incorporation Of Certain Documents By Reference	31

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated May 24, 2013, are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission. Under this process, we may sell from time to time in one or more offerings up to an aggregate of $10,000,000 in our securities described in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement is delivered or securities are sold on a later date.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby.  This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement.

We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus supplement and the accompanying prospectus is a part, a future prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus supplement. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this Offering of Shares, Warrant Shares, Warrants and Units. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and accompanying prospectus outside of the United States.

Our logo and other trade names, trademarks, and service marks of Lucas Energy, Inc. appearing in this prospectus supplement and the accompanying prospectus are the property of our company. Other trade names, trademarks, and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders.

The market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus are based on independent industry publications, government publications and other published independent sources.  Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information.  Some data is also based on our good faith estimates. While we believe the market data included in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 6 of the accompanying prospectus.

Unless otherwise stated, all references to “we,” “our”, “us”, the “Company”, “Lucas”, and “Lucas Energy” in this prospectus supplement mean Lucas Energy, Inc. and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor. Please carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus supplement. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus supplement and documents incorporated by reference herein, especially the risks of investing in our common stock as discussed under “Risk Factors.” The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus supplement.

General

Lucas Energy, Inc., a Nevada corporation, is an independent oil and natural gas company based in Houston, Texas (herein the “Company”, “Lucas”, “Lucas Energy” or “we”).  We are engaged in the acquisition and development of crude oil and natural gas from various known productive geological formations, including the Austin Chalk, Eagle Ford and Buda formations, primarily in Gonzales, Wilson and Karnes counties south of the city of San Antonio; and the Eaglebine, Buda, and Glen Rose formations in Leon and Madison counties north of the city of Houston, Texas. Incorporated in Nevada in December 2003 under the name Panorama Investments Corp., the Company changed its name to Lucas Energy, Inc. effective June 9, 2006.

Our fiscal year 2014 has been a time of great difficulties and re-focus for Lucas.  Over the course of the 2014 fiscal year, the Company has resolved numerous outstanding legal actions, when compared to both the number of outstanding and total dollar amount in dispute of proceedings outstanding as of March 31, 2013, and reduced associated debt by approximately $14.5 million (when including reductions in March 2013), which has resulted in a vastly improved balance sheet for the Company.  Additionally, we sold off non-strategic assets and completed approximately $3.3 million of capital raises since March 31, 2013, in an effort to stabilize the Company’s financial structure.

We believe that our strategy to operate with sound judgment and lower costs has been successful.  This process resulted in significant decreases in both operating and general and administrative expenses over the course of the preceding nine months (approximately $4.7 million when compared March 31, 2013).  However, we expect the minimal capital outlay for development will curb the expected decline in costs on a per barrel basis.

The Company initiated a work-over program in the fall of 2013 in an effort to stabilize rapidly declining production.  These efforts stemmed the production decline to a degree, and while improvements have been made in overall field operating and general and administrative expenses, the Company maintains flat production and continues to make minimal progress in increasing operating profits.

The Company’s strategy had been to access modest sums of relatively inexpensive capital to provide for limited development activity and to re-enter the capital markets upon an improvement in the Company’s financial condition.  To date we have been unable to locate long-term investors to raise capital for the Company in connection with this deliberate, low-impact grow-over-time stance. The Company believes it must now establish a sustained program of asset development, and specifically, begin to develop its Eagle Ford reserves.

As we have continually reviewed our position and the Company’s prospects for future growth, we believe that the markets place a higher value on size and market capitalization.  Measures such as return on equity, liquidity and stock multiples have led us to believe that the market in general views small-cap and mid-cap exploration and production companies as having greater potential than micro-caps.  We believe companies of larger size and scope in general have access to more favorable debt financing, receive greater analyst coverage, trade with greater liquidity and consequently, often have higher share prices; which are factors leading us to shift to a more aggressive posture going forward.

Specifically, in December 2013, the Company stated that it is actively reviewing a number of opportunities for strategic partnership, acquisitions, and mergers with a focus on development of reserves, increasing revenue, and improving shareholder value.  We escalated these activities in the first quarter of calendar 2014 and engaged an investment banking firm to assist in that process and are actively discussing a number of potential transactions with a simple objective: create an entity of the necessary size and financial mass to develop the significant reserves at our disposal.  We have not entered into any pending or definitive transactions to date.

We plan to advance the objective of becoming a contributing player in our core areas by growing from corporate transactions and asset development activities over the first half calendar of 2014.  The goal and planned end result of our near-term activity will be to create a company with a sturdy platform capable of delivering on the long expected conversion of reserves to enhance shareholder value.

We refer to the twelve-month periods ended March 31, 2014 and March 31, 2013 as our 2014 Fiscal Year and 2013 Fiscal Year, respectively.

At February 28, 2014, the Company had leasehold interests (working interests) in approximately 17,400 gross acres.  The Company’s total net developed and undeveloped acreage as measured from the surface to the base of the Austin Chalk formation was approximately 13,900 net acres.  In deeper formations, the Company has approximately 4,200 net acres in the Eagle Ford oil window and approximately 1,473 net acres in the Eaglebine, Buda and Glen Rose oil bearing formations.

At the end of February 2014, Lucas was producing an average of approximately 148 net barrels of oil equivalent per day (BOEPD) from 59 active well bores, of which 16 wells accounted for more than 80% of our production.  The ratio between the gross and net production varies due to varied working interests and net revenue interests in each well.  An affiliate of Marathon Oil Corporation operates the only two Eagle Ford horizontal wells in our Gonzales leases, of which we have a 15% working interest on each well.  Our production sales totaled approximately 8,223 and 49,589 barrels of oil equivalent, net to our interest, for the two and eleven months ended February 28, 2014, respectively.

At October 1, 2013, Lucas Energy's total estimated net proved reserves were approximately 5.5 million barrels of oil equivalent (BOE), of which approximately 5.0 million barrels (BBLs) were crude oil reserves, and 2.6 billion cubic feet (BCF) were natural gas reserves (see Supplemental Information to Consolidated Financial Statements).  As of February 28, 2014, Lucas employed 12 full-time employees.  We also utilized over six contractors on an "as-needed" basis to carry out various functions of the Company, including but not limited to field operations, land administration, corporate activity and information technology maintenance.

Industry Segments

Lucas Energy’s operations are all crude oil and natural gas exploration and production related.

Operations and Oil and Gas Properties

We operate in known productive areas in order to decrease geological risk.  Our holdings are located in an increased area of current industry activity in Gonzales, Wilson, Karnes, Atascosa, Leon and Madison counties in Texas.  We concentrate on three vertically adjoining formations in Gonzales, Wilson and Karnes counties: the Austin Chalk, Eagle Ford and Buda formations, listed in the order of increasing depth measuring from land surface. The recent development of the Eagle Ford as a high potential producing zone has heightened industry interest and success.  Lucas Energy’s acreage position is in the oil window of the Eagle Ford trend and has amassed over 12,000 gross acres in the Gonzales and Wilson County, Texas area.

Austin Chalk

The Company’s original activity started in Gonzales County by acquiring existing shut-in and stripper wells and improving production from those wells. Most of the wells had produced from the Austin Chalk. The Austin Chalk is a dense limestone, varying in thickness along its trend from approximately 200 feet to more than 800 feet. It produces by virtue of localized fractures within the formation.

Eagle Ford

On Lucas’s leases, the Eagle Ford is a porous limestone with organic shale matter.  The Eagle Ford formation directly underlies the Austin Chalk formation and is believed to be the primary source of oil and gas produced from the Austin Chalk. Reservoir thickness in the area of the Company’s leases varies from approximately 60 feet to 80 feet.

Buda

The Buda limestone underlies the Eagle Ford formation separated by a 10 foot to 20 foot inorganic shale barrier. Its thickness varies from approximately 100 feet to more than 150 feet in this area. The Buda produces from natural fractures and matrix porosity and is prospective across this whole area. There are a number of Buda wells with cumulative production of more than 100,000 barrels of oil.

Eaglebine

The Eaglebine is so named because the Eagle Ford formation overlies the Woodbine formation. This is a continuation of the Eagle Ford trend that is productive from south Texas to the northeast of Houston, Texas.  The Woodbine formation is best known as the prolific reservoir in the famous East Texas Oil Field. There has been increased interest and activity in the Eaglebine formation in the Leon, Houston, and Madison county areas.  There is established production from horizontal and vertical wells to the east and south of Lucas’s holdings and numerous permits for horizontal wells have been filed for additional exploratory and development drilling.

Reserves

The following table sets forth Lucas’s proved developed and proved undeveloped reserves at March 31, 2013, 2012, and 2011:

	At March 31,
	2013	2012	2011
Proved Developed Reserves
Crude Oil (barrels (Bbls))	251,243	402,360	106,960
Natural Gas (thousand cubic feet (Mcf))	-	-	73,820
Oil Equivalents (barrel of oil equivalent) (Boe)	251,243	402,360	119,263

Proved Undeveloped Reserves
Crude Oil (Bbls)	4,879,900	6,621,156	2,661,240
Natural Gas (Mcf)	2,642,894	10,722,480	769,430
Oil Equivalents (Boe)	5,320,382	8,408,236	2,789,478

Proved Reserves
Crude Oil (Bbls)	5,131,143	7,023,516	2,768,200
Natural Gas (Mcf)	2,642,894	10,722,480	843,250
Oil Equivalents (Boe)	5,571,625	8,810,596	2,908,742

Probable Undeveloped Reserves
Crude Oil (Bbls)	1,438,059	-	1,334,800
Natural Gas (Mcf)	1,378,143	-	809,630
Oil Equivalents (Boe)	1,667,750	-	1,469,738

The below sets forth our total, developed and undeveloped acreage as of March 31, 2013:

ACREAGE	Total		Developed		Undeveloped
	Gross	Net	Gross	Net	Gross	Net
Austin Chalk**	14,518	12,049	14,090	11,621	428	428
Eaglebine/Buda & Glen Rose	6,944	3,441	165	153	6,779	3,288*
Total	21,462	15,490	14,255	11,774	7,207	3,716

*Eaglebine/Buda & Glen Rose undeveloped acreage that expires in the next three years is 45% in 2014, 32% in 2015 and 23% in 2016.
** Includes 4,510 Eagleford total net acreage (4,082 net developed and 428 net undeveloped).

Transaction Relating to Securities Registered Herein

On April 15, 2014, we entered into a Securities Purchase Agreement with the Investors, pursuant to which such investors agreed to purchase, in aggregate, 3,333,332 Units at $0.60 per Unit, with each unit consisting of one share of common stock and 0.50 of a warrant to purchase one share of the Company’s common stock at an exercise price of $1.00 per share and a term of five years.   Upon the sale of the Units (assuming all Units are sold), we will raise total proceeds of $2,000,000.  The $0.60 per Unit offering price represents an 11.8% discount to the closing price of our common stock on the NYSE MKT on April 17, 2014, which closing price was $0.68.  We also provided the Investors and certain of their related parties, assigns and successors registration rights as described in greater detail below under “Description of Securities We Are Offering” – “Registration Rights Agreement” on page S-32.

Our Contact Information

Our principal office is located at 3555 Timmons Lane, Suite 1550, Houston, Texas 77027. Our phone number is (713) 528-1881.  The Company is authorized to transact business in the state of Texas, and is a bonded operator with the Texas Railroad Commission. Our website address is www.lucasenergy.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

THE OFFERING

Securities offered herein:	(i) 3,333,332 shares of Common Stock; (ii) 1,666,666 Warrants to purchase shares of Common Stock; and (iii) 1,666,666 shares of Common Stock issuable upon exercise of Warrants

Common stock to be outstanding after this offering:*	33,324,615 shares

Offering Price:	$0.60 per Unit

Use of proceeds:
Lucas plans to use the net proceeds of approximately $1,900,000 (after deducting approximately $120,000 in expenses (which includes $30,000 payable to Euro Pacific Capital, Inc., the Company’s placement agent in its September 2013 offering, totaling 3% of the proceeds invested by Ironman Energy Master Fund and Ironman PI Fund II (QP), LP in the Offering (which entities previously invested in the September 2013 offering)) assuming the sale of all of the 3,333,332 Units offered in this Offering, to pay down expenses related to drilling, lease operating, and workover activities and for general corporate purposes, including general and administrative expenses, as described in greater detail under “Use of Proceeds”, provided that we will retain broad discretion over the use of these proceeds.

Additionally, in the event that the Warrants are exercised for cash, we may receive up to a total of approximately $1,666,666 in aggregate gross proceeds (assuming all Units offered herein are sold and all Warrants are exercised at the current exercise price of $1.00 per share). However, we cannot predict the timing or the amount of the exercise of these securities. We plan to use the proceeds from the exercise of the Warrants for drilling, lease operating, and workover activities and general corporate purposes, including general and administrative expenses, provided that we will retain broad discretion over the use of these proceeds, if any.

Risk factors:
You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Market:	Our common stock currently trades on the NYSE MKT under the symbol “LEI.”

* The number of shares of common stock outstanding after this offering assumes the sale of all Units offered herein and is based on 29,991,283 shares outstanding as of April 17, 2014 (immediately prior to the Offering) and excludes:

•	914,468 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $1.39 per share;

•	509,897 shares available for future issuance under our equity compensation plans;

•	4,298,487 shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $2.53 per share; and

•	2,000,000 shares issuable upon the conversion of our outstanding Series A Convertible Preferred Stock.

Unless otherwise stated, all information in this prospectus supplement:

•
assumes no exercise of outstanding options and warrants to purchase common stock, no issuance of shares available for future issuance under our equity compensation plans, and no conversion of our convertible preferred stock; and

•	reflects all currency in United States dollars.

FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus supplement, the prospectus, other reports filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other written or oral statement by or on our behalf contain forward-looking statements and information that are based on management’s beliefs, expectations and conclusions, drawn from certain assumptions and information currently available.

This prospectus supplement, the prospectus and the documents or information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, among others,

•	our growth strategies;
•	anticipated trends in our business;
•	our ability to make or integrate acquisitions;
•	our ability to repay outstanding loans and satisfy our outstanding liabilities;
•	our liquidity and ability to finance our exploration, acquisition and development strategies;
•	market conditions in the oil and gas industry;
•	the timing, cost and procedure for proposed acquisitions;
•	the impact of government regulation;
•	estimates regarding future net revenues from oil and natural gas reserves and the present value thereof;
•	legal proceedings and/or the outcome of or negative perceptions associated therewith;
•	planned capital expenditures (including the amount and nature thereof);
•	increases in oil and gas production;
•	the number of wells we anticipate drilling in the future;
•	estimates, plans and projections relating to acquired properties;
•	the number of potential drilling locations; and
•	our financial position, business strategy and other plans and objectives for future operations.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this prospectus supplement and accompanying prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements, and the following factors:

•	the possibility that our acquisitions may involve unexpected costs;
•	the volatility in commodity prices for oil and gas;
•	the accuracy of internally estimated proved reserves;
•	the presence or recoverability of estimated oil and gas reserves;
•	the ability to replace oil and gas reserves;
•	the availability and costs of drilling rigs and other oilfield services;
•	environmental risks;
•	exploration and development risks;
•	competition;
•	the inability to realize expected value from acquisitions;
•	the ability of our management team to execute its plans to meet its goals; and
•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

Forward-looking statements speak only as of the date of this prospectus supplement or the date of any document incorporated by reference in this prospectus supplement. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K for the year ended March 31, 2013, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Exchange Act, each of which are incorporated by reference in this prospectus supplement. For more information, see “Information Incorporated by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus supplement before deciding to become a holder of our common stock.  The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face.  Additional risks and uncertainties not presently known to us may also impair our business operations.  If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent.  In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Our securities are subject to the following risk factors:

Risks Relating to Our Business

We require financing to execute our business plan and fund capital program requirements.

We believe that funds we plan to raise, our anticipated cash flow from operations, possible proceeds from sales of properties and funding provided by leveraging our capital structure, will be sufficient to meet our working capital and operating needs for approximately the next twelve months. However, to continue growth and to fund our business and expansion plans, we will require additional financing. The amount of capital available to us is limited, and may not be sufficient to enable us to fully execute our growth plans without additional fund raising. Additional financing may be required to meet our desired growth and strategic objectives and to provide more working capital for expanding our development and marketing capabilities and to achieve our ultimate plan of expansion and a larger scale of operations.  Moving forward, we hope to pursue third party capital in form of debt, equity or some combination of the two for certain funding requirements. There can be no assurance that we will be successful in obtaining additional financing on attractive terms, if at all.

On May 16, 2013 we filed a Registration Statement on Form S-3 (Reg. No. 333-188663), which allows us the ability to sell up to $10 million in securities from time to time in the future, including common stock, preferred stock, debt securities, warrants and/or units consisting of any of the above.  On May 24, 2013, the Registration Statement was declared effective by the Securities and Exchange Commission (the “SEC”).  In September 2013, we closed a registered direct offering of $3,451,500 (approximately $3,200,000 net, after deducting commissions and other expenses) of shares of common stock to certain institutional investors pursuant to a prospectus supplement to the Form S-3. In total, we sold 2.95 million shares of common stock at a price of $1.17 per share.  We used the funds raised in the offering to pay down expenses related to drilling, lease operating, workover activities and for general corporate purposes, including general and administrative expenses.  As of the date of the prospectus supplement we do not have any immediate plans to sell any additional securities under the Registration Statement other than those described in this prospectus supplement.

Crude oil and natural gas prices are highly volatile in general and low prices will negatively affect our financial results.

Our revenues, operating results, profitability, cash flow, future rate of growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our oil and natural gas properties, are substantially dependent upon prevailing prices of crude oil and natural gas. Lower crude oil and natural gas prices also may reduce the amount of crude oil and natural gas that we can produce economically. Historically, the markets for crude oil and natural gas have been very volatile, and such markets are likely to continue to be volatile in the future.  Prices for oil and natural gas fluctuate widely in response to a variety of factors beyond our control, such as:

•	overall U.S. and global economic conditions;
•	weather conditions and natural disasters;
•	seasonal variations in oil and natural gas prices;
•	price and availability of alternative fuels;
•	technological advances affecting oil and natural gas production and consumption;
•	consumer demand;
•	domestic and foreign supply of oil and natural gas;
•	variations in levels of production;
•	regional price differentials and quality differentials of oil and natural gas;
•	price and quantity of foreign imports of oil, natural gas liquids (NGLs) and natural gas;
•	the completion of large domestic or international exploration and production projects;
•	restrictions on exportation of our oil and natural gas;
•	the availability of refining capacity;
•	the impact of energy conservation efforts;
•	political conditions in or affecting other oil producing and natural gas producing countries, including the current conflicts in the Middle East and conditions in South America and Russia; and
•	domestic and foreign governmental regulations, actions and taxes.

Further, oil and natural gas prices do not necessarily fluctuate in direct relation to each other. Our revenue, profitability, and cash flow depend upon the prices of supply and demand for oil and natural gas, and a drop in prices can significantly affect our financial results and impede our growth. In particular, declines in commodity prices may:

•	negatively impact the value of our reserves, because declines in oil and natural gas prices would reduce the value and amount of oil and natural gas that we can produce economically;
•	reduce the amount of cash flow available for capital expenditures, repayment of indebtedness, and other corporate purposes; and
•	limit our ability to borrow money or raise additional capital.

We do not intend to pay cash dividends to our shareholders on our common stock in the foreseeable future.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business.  We do not intend to pay cash dividends in the foreseeable future.  Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our Board of Directors.   As a result, only appreciation of the price of our common stock, which may not occur, will provide a return to our stockholders.

We may have difficulty managing growth in our business, which could have a material adverse effect on our business, financial condition and results of operations and our ability to execute our business plan in a timely fashion.

Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources.  If we expand our activities, development and production, and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources.  The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the inability to recruit and retain experienced managers, geoscientists, petroleum engineers and landmen could have a material adverse effect on our business, financial condition and results of operations and our ability to execute our business plan in a timely fashion.

We face intense competition.

We are in direct competition for properties with numerous oil and natural gas companies, drilling and income programs and partnerships exploring various areas of Texas.  Many competitors are large, well-known energy companies, although no single entity dominates the industry.  Many of our competitors possess greater financial and personnel resources enabling them to identify and acquire more economically desirable energy producing properties and drilling prospects than us.  Additionally, there is competition from other fuel choices to supply the energy needs of consumers and industry.  Management believes that a viable marketplace exists for smaller producers of natural gas and crude oil.

Our competitors may use superior technology and data resources that we may be unable to afford or that would require a costly investment by us in order to compete with them more effectively.

Our industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies and databases.  As our competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost.  In addition, many of our competitors will have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can.  We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us.  One or more of the technologies that we will use or that we may implement in the future may become obsolete, and we may be adversely affected.

We currently owe significant funds under an outstanding promissory note, the repayment of which is secured by a first priority security interest in substantially all of our assets.

Effective on August 13, 2013, we entered into a Letter Loan Agreement with Louise H. Rogers (the “Letter Loan“). In connection with the Letter Loan and a Promissory Note entered into in connection therewith, Ms. Rogers loaned the Company $7.5 million (the “Loan“). The Loan accrues interest at the rate of 12% per annum (18% upon the occurrence of an event of default), can be prepaid by Lucas at any time without penalty after November 13, 2013 and is due and payable on August 13, 2015, provided that interest only payments are due on the Loan during the first six months of the term (which we escrowed) and beginning on March 13, 2014, we are required to make monthly amortization principal payments of equivalent to the sum of fifty-percent of the Loan during months seven through twenty-four of the term. Lucas is also required to make mandatory prepayments of the Loan in the event the collateral securing the Loan does not meet certain thresholds and coverage ratios (as described in greater detail in such Letter Loan).   The Letter Loan also provided the right for Ms. Rogers to designate an individual to attend and participate in the Company’s Board of Director’s meetings in a non-official capacity.  The Letter Loan includes customary events of default and positive and negative covenants for facilities of similar nature and size as the Letter Loan.

The repayment of the Loan is secured by a security interest in substantially all of Lucas’s assets which was evidenced by a Security Agreement and a Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing (the “Deed of Trust“). The Company paid a commitment fee of $150,000 and an advisory fee of $225,000 in connection with its entry into the Letter Loan. Lucas also agreed to pay a quarterly administrative fee in connection with the Loan and grant the administrator a warrant (evidenced by a Common Stock Purchase Warrant) to purchase up to 279,851 shares of Lucas’s common stock at an exercise price of $1.35 per share.

As of the date of this prospectus, the Loan is still outstanding and there is no assurance we will have the cash to repay the Loan or interest or amortization payments thereon.  In such case, the lender may seek to secure their interest pursuant to the aforementioned security rights.  Consequently, the value of our securities may decline in value.

Restrictions on drilling activities intended to protect certain species of wildlife may adversely affect our ability to conduct drilling activities in some of the areas where we operate.

Oil and natural gas operations in our operating areas can be adversely affected by seasonal or permanent restrictions on drilling activities designed to protect various wildlife. Seasonal restrictions may limit our ability to operate in protected areas and can intensify competition for drilling rigs, oilfield equipment, services, supplies and qualified personnel, which may lead to periodic shortages when drilling is allowed. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs.  Permanent restrictions imposed to protect endangered species could prohibit drilling in certain areas or require the implementation of expensive mitigation measures.

As a result of a settlement approved by the U.S. District Court for the District of Columbia on September 9, 2011, the U.S. Fish and Wildlife Service is required to consider listing more than 250 species as endangered under the Endangered Species Act.  The law prohibits the harming of endangered or threatened species, provides for habitat protection, and imposes stringent penalties for noncompliance.  The final designation of previously unprotected species as threatened or endangered in areas where we operate could cause us to incur increased costs arising from species protection measures or could result in limitations, delays, or prohibitions on our exploration and production activities that could have an adverse impact on our ability to develop and produce our reserves.

If we acquire crude oil and natural gas properties in the future, our failure to fully identify existing and potential problems, to accurately estimate reserves, production rates or costs, or to effectively integrate the acquired properties into our operations could materially and adversely affect our business, financial condition and results of operations.

From time to time, we seek to acquire crude oil and natural gas properties.  Although we perform reviews of properties to be acquired in a manner that we believe is duly diligent and consistent with industry practices, reviews of records and properties may not necessarily reveal existing or potential problems, and may not permit us to become sufficiently familiar with the properties in order to fully assess their deficiencies and potential.  Even when problems with a property are identified, we may assume environmental and other risks and liabilities in connection with acquired properties pursuant to the acquisition agreements.  Moreover, there are numerous uncertainties inherent in estimating quantities of crude oil and natural gas reserves (as discussed further below), actual future production rates and associated costs with respect to acquired properties.  Actual reserves, production rates and costs may vary substantially from those assumed in our estimates.  There can be no assurance that we will be able to locate or make suitable acquisitions on acceptable terms or that future acquisitions will be effectively and profitably integrated into the Company. Acquisitions involve risks that could divert management resources and/or result in the possible loss of key employees and customers of the acquired operations. For the reasons above, among others, an acquisition may have a material and adverse effect on our business and results of operations, particularly during the periods in which the operations of the acquired properties are being integrated into our ongoing operations or if we are unable to effectively integrate the acquired properties into our ongoing operations.

If we make any acquisitions or enter into any business combinations in the future, they may disrupt or have a negative impact on our business.

If we make acquisitions or enter into any business combinations in the future, funding permitting, of which there can be no assurance, we could have difficulty integrating the acquired companies’ assets, personnel and operations with our own. Additionally, acquisitions, mergers or business combinations we may enter into in the future could result in a change of control of the Company, and a change in the Board of Directors or officers of the Company.  In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition or completing a business combination, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions and business combinations are accompanied by a number of inherent risks, including, without limitation, the following:

▪	the difficulty of integrating acquired companies, concepts and operations;

▪	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

▪	difficulties in maintaining uniform standards, controls, procedures and policies;

▪	the potential impairment of relationships with employees and partners as a result of any integration of new management personnel;

▪	the potential inability to manage an increased number of locations and employees;

▪	our ability to successfully manage the companies and/or concepts acquired;

▪	the failure to realize efficiencies, synergies and cost savings; or

▪	the effect of any government regulations which relate to the business acquired.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition or business combination, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Any acquisition or business combination transaction we enter into in the future could cause substantial dilution to existing shareholders, result in one party having majority or significant control over the Company or result in a change in business focus of the Company.

We depend significantly upon the continued involvement of our present management.

We depend to a significant degree upon the involvement of our management, specifically, our Chief Executive Officer, Anthony C. Schnur, who is in charge of our strategic planning and operations. Our performance and success are dependent to a large extent on the efforts and continued employment of Mr. Schnur.  We do not believe that Mr. Schnur could be quickly replaced with personnel of equal experience and capabilities, and his successor(s) may not be as effective.  If Mr. Schnur or any of our other key personnel resign or become unable to continue in their present roles and if they are not adequately replaced, our business operations could be adversely affected.

We have an active board of directors that meets several times throughout the year and is intimately involved in our business and the determination of our operational strategies.  Members of our Board of Directors work closely with management to identify potential prospects, acquisitions and areas for further development.   If any of our directors resign or become unable to continue in their present role, it may be difficult to find replacements with the same knowledge and experience and as a result, our operations may be adversely affected.

Our business is subject to extensive regulation.

As many of our activities are subject to federal, state and local regulation, and as these rules are subject to constant change or amendment, there can be no assurance that our operations will not be adversely affected by new or different government regulations, laws or court decisions applicable to our operations.

Government regulation and liability for environmental matters may adversely affect our business and results of operations.

Crude oil and natural gas operations are subject to extensive federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of crude oil and natural gas wells below actual production capacity in order to conserve supplies of crude oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of crude oil and natural gas, byproducts thereof and other substances and materials produced or used in connection with crude oil and natural gas operations. In addition, we may inherit liability for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on us.

Future increases in our tax obligations; either due to increases in taxes on energy products, energy service companies and exploration activities or reductions in currently available federal income tax deductions with respect to oil and natural gas exploration and development, may adversely affect our results of operations and increase our operating expenses.

Federal, state and local governments have jurisdiction in areas where we operate and impose taxes on the oil and natural gas products we sell.  There are constant discussions by federal, state and local officials concerning a variety of energy tax proposals, some of which, if passed, would add or increase taxes on energy products, service companies and exploration activities.  Additionally, the current administration has proposed legislation which would make significant changes to federal tax laws, including the elimination of certain key United States federal income tax incentives currently available to oil and natural gas exploration and production companies. These proposed changes include, but are not limited to:  (1) the repeal of the percentage depletion allowance for oil and natural gas properties, (2) the elimination of current deductions for intangible drilling and development costs, (3) the elimination of the deduction for certain domestic production activities, and (4) an extension of the amortization period for certain geological and geophysical expenditures.  It is unclear whether any such changes will be enacted into law or how soon any such changes could become effective in the event they were enacted into law.  The passage of any legislation as a result of these proposals or any other changes in U.S. federal income tax laws could eliminate or increase the taxes that we are required to pay and consequently adversely affect our results of operations and/or increase our operating expenses.

The crude oil and natural gas reserves we report in our SEC filings are estimates and may prove to be inaccurate.

There are numerous uncertainties inherent in estimating crude oil and natural gas reserves and their estimated values. The reserves we report in our filings with the SEC now and in the future will only be estimates and such estimates may prove to be inaccurate because of these uncertainties. Reservoir engineering is a subjective and inexact process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable crude oil and natural gas reserves depend upon a number of variable factors, such as historical production from the area compared with production from other producing areas and assumptions concerning effects of regulations by governmental agencies, future crude oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs. Some or all of these assumptions may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of crude oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers but at different times may vary substantially. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

Additionally, “probable” and “possible reserve estimates” (which the SEC began allowing effective January 1, 2010), which estimates are considered unproved reserves and as such, the SEC views such estimates to be inherently unreliable, may be misunderstood or seen as misleading to investors that are not “experts” in the oil or natural gas industry. Unless you have such expertise, you should not place undue reliance on these estimates. Except as required by applicable law, we undertake no duty to update this information and do not intend to update this information.

Crude oil and natural gas development, re-completion of wells from one reservoir to another reservoir, restoring wells to production and exploration, drilling and completing new wells are speculative activities and involve numerous risks and substantial and uncertain costs.

Our growth will be materially dependent upon the success of our future development program. Even considering our business philosophy to avoid wildcat wells, drilling for crude oil and natural gas and reworking existing wells involves numerous risks, including the risk that no commercially productive crude oil or natural gas reservoirs will be encountered. The cost of exploration, drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including: unexpected drilling conditions; pressure or irregularities in formations; equipment failures or accidents; inability to obtain leases on economic terms, where applicable; adverse weather conditions and natural disasters; compliance with governmental requirements; and shortages or delays in the availability of drilling rigs or crews and the delivery of equipment. Furthermore, we cannot provide investors with any assurance that we will be able to obtain rights to additional producing properties in the future and/or that any properties we obtain rights to will contain commercially exploitable quantities of oil and/or gas.

Drilling or reworking is a highly speculative activity. Even when fully and correctly utilized, modern well completion techniques such as hydraulic fracturing and horizontal drilling do not guarantee that we will find crude oil and/or natural gas in our wells. Hydraulic fracturing involves pumping a fluid with or without particulates into a formation at high pressure, thereby creating fractures in the rock and leaving the particulates in the fractures to ensure that the fractures remain open, thereby potentially increasing the ability of the reservoir to produce oil or natural gas. Horizontal drilling involves drilling horizontally out from an existing vertical well bore, thereby potentially increasing the area and reach of the well bore that is in contact with the reservoir. Our future drilling activities may not be successful and, if unsuccessful, such failure would have an adverse effect on our future results of operations and financial condition. We cannot assure you that our overall drilling success rate or our drilling success rate for activities within a particular geographic area will not decline. We may identify and develop prospects through a number of methods, some of which do not include lateral drilling or hydraulic fracturing, and some of which may be unproven. The drilling and results for these prospects may be particularly uncertain. Our drilling schedule may vary from our capital budget.  The final determination with respect to the drilling of any scheduled or budgeted prospects will be dependent on a number of factors, including, but not limited to: the results of previous development efforts and the acquisition, review and analysis of data; the availability of sufficient capital resources to us and the other participants, if any, for the drilling of the prospects; the approval of the prospects by other participants, if any, after additional data has been compiled; economic and industry conditions at the time of drilling, including prevailing and anticipated prices for crude oil and natural gas and the availability of drilling rigs and crews; our financial resources and results; the availability of leases and permits on reasonable terms for the prospects; and the success of our drilling technology.

We cannot assure our shareholders that these projects can be successfully developed or that the wells discussed will, if drilled, encounter reservoirs of commercially productive crude oil or natural gas. There are numerous uncertainties in estimating quantities of proved reserves, including many factors beyond our control. If we are unable to find commercially exploitable quantities of oil and natural gas in any properties we may acquire in the future, and/or we are unable to commercially extract such quantities we may find in any properties we may acquire in the future, the value of our securities may decline in value.

Because of the inherent dangers involved in oil and gas exploration, there is a risk that we may incur liability or damages as we conduct our business operations, which could force us to expend a substantial amount of money in connection with litigation and/or a settlement.

The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and leased by us in the future. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for the purchase of properties and/or property interests, exploration, development or acquisitions or result in the loss of our properties and/or force us to expend substantial monies in connection with litigation or settlements. As such, there can be no assurance that any insurance we currently maintain or that we obtain in the future will be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment in us declining in value or becoming worthless.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

The rate of production from our oil and natural gas properties will decline as our reserves are depleted. Our future oil and natural gas reserves and production and, therefore, our income and cash flow, are highly dependent on our success in (a) efficiently developing and exploiting our current reserves on properties owned by us or by other persons or entities and (b) economically finding or acquiring additional oil and natural gas properties.  In the future, we may have difficulty acquiring new properties.  During periods of low oil and/or natural gas prices, it will become more difficult to raise the capital necessary to finance expansion activities.  If we are unable to replace our production, our reserves will decrease, and our business, financial condition and results of operations would be adversely affected.

The unavailability or high cost of drilling rigs, completion equipment and services, supplies and personnel, including hydraulic fracturing equipment and personnel, could adversely affect our ability to establish and execute exploration and development plans within budget and on a timely basis, which could have a material adverse effect on our business, financial condition and results of operations.

Shortages or the high cost of drilling rigs, completion equipment and services, supplies or personnel could delay or adversely affect our operations.  When drilling activity in the United States increases, associated costs typically also increase, including those costs related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry.  These costs may increase, and necessary equipment and services may become unavailable to us at economical prices.  Should this increase in costs occur, we may delay drilling activities, which may limit our ability to establish and replace reserves, or we may incur these higher costs, which may negatively affect our business, financial condition and results of operations.

We incur certain costs to comply with government regulations, particularly regulations relating to environmental protection and safety, and could incur even greater costs in the future.

Our exploration, production and marketing operations are regulated extensively at the federal, state and local levels and are subject to interruption or termination by governmental and regulatory authorities based on environmental or other considerations.  Moreover, we have incurred and will continue to incur costs in our efforts to comply with the requirements of environmental, safety and other regulations.  Further, the regulatory environment in the oil and natural gas industry could change in ways that we cannot predict and that might substantially increase our costs of compliance and, in turn, materially and adversely affect our business, results of operations and financial condition.

Specifically, as an owner or lessee and operator of crude oil and natural gas properties, we are subject to various federal, state, local and foreign regulations relating to the discharge of materials into, and the protection of, the environment.  These regulations may, among other things, impose liability on us for the cost of pollution cleanup resulting from operations, subject us to liability for pollution damages and require suspension or cessation of operations in affected areas.  Moreover, we are subject to the United States (U.S.) Environmental Protection Agency’s (U.S. EPA) rule requiring annual reporting of greenhouse gas (GHG) emissions.  Changes in, or additions to, these regulations could lead to increased operating and compliance costs and, in turn, materially and adversely affect our business, results of operations and financial condition.

We are aware of the increasing focus of local, state, national and international regulatory bodies on GHG emissions and climate change issues.  In addition to the U.S. EPA’s rule requiring annual reporting of GHG emissions, we are also aware of legislation proposed by U.S. lawmakers to reduce GHG emissions.

Additionally, there have been various proposals to regulate hydraulic fracturing at the federal level.  Currently, the regulation of hydraulic fracturing is primarily conducted at the state level through permitting and other compliance requirements.  Any new federal regulations that may be imposed on hydraulic fracturing could result in additional permitting and disclosure requirements (such as the reporting and public disclosure of the chemical additives used in the fracturing process) and in additional operating restrictions.  In addition to the possible federal regulation of hydraulic fracturing, some states and local governments have considered imposing various conditions and restrictions on drilling and completion operations, including requirements regarding casing and cementing of wells, testing of nearby water wells, restrictions on the access to and usage of water and restrictions on the type of chemical additives that may be used in hydraulic fracturing operations.  Such federal and state permitting and disclosure requirements and operating restrictions and conditions could lead to operational delays and increased operating and compliance costs and, moreover, could delay or effectively prevent the development of crude oil and natural gas from formations which would not be economically viable without the use of hydraulic fracturing.

We will continue to monitor and assess any new policies, legislation, regulations and treaties in the areas where we operate to determine the impact on our operations and take appropriate actions, where necessary.  We are unable to predict the timing, scope and effect of any currently proposed or future laws, regulations or treaties, but the direct and indirect costs of such laws, regulations and treaties (if enacted) could materially and adversely affect our business, results of operations and financial condition.

Our officers and directors have limited liability, and we are required in certain instances to indemnify our officers and directors for breaches of their fiduciary duties.

We have adopted provisions in our Articles of Incorporation and Bylaws which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law. Our articles generally provide that our officers and directors shall have no personal liability to us or our shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our shareholders’ ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors.

We may incur additional indebtedness which could reduce our financial flexibility, increase interest expense and adversely impact our operations and our unit costs.

In the future, we may incur significant amounts of additional indebtedness in order to make acquisitions or to develop our properties.  Our level of indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be used to service our indebtedness;

●	a high level of debt would increase our vulnerability to general adverse economic and industry conditions;

●	any covenants contained in the agreements governing our outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

●
a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

●	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations.  We may not be able to generate sufficient cash flows to pay the principal or interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt.  If we do not have sufficient funds and are otherwise unable to arrange financing, we may have to sell significant assets or have a portion of our assets foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Outstanding Securities and the Offering

If we are unable to regain compliance with NYSE MKT continued listing standards, our common stock may be delisted from the NYSE MKT equities market, which would likely cause the liquidity and market price of our common stock to decline.

Our common stock currently is listed on the NYSE MKT. The NYSE MKT will consider suspending dealings in, or delisting, securities of an issuer that does not meet its continued listing standards. If we cannot meet the NYSE MKT continued listing requirements, the NYSE MKT may delist our common stock, which could have an adverse impact on us and the liquidity and market price of our stock.

On February 28, 2014, we received notice from the NYSE MKT, indicating we were below certain of the NYSE MKT’s continued listing standards related to our existing financial resources or financial condition as set forth in Part 10 of the NYSE MKT Company Guide.  We were afforded the opportunity to submit a plan of compliance to the NYSE MKT, and on March 14, 2014, we submitted our plan to the NYSE MKT.  On March 31, 2014, the NYSE MKT notified us that it had accepted our plan of compliance and granted us a conditional extension until April 14, 2014, which has since been extended until July 31, 2014, by which date the Company is required to regain compliance with Section 1003(a)(iv) of the NYSE MKT Company Guide and/or demonstrate adequate progress to that end.  The Company will be subject to periodic review by the NYSE MKT during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in us being delisted from the NYSE MKT.

There is no assurance that we will continue to maintain compliance with NYSE MKT continued listing standards. Our business has been and may continue to be affected by worldwide macroeconomic factors, which include uncertainties in the credit and capital markets. External factors that affect our stock price, such as liquidity requirements of our investors, as well as our performance, could impact our market capitalization, revenue and operating results, which, in turn, affect our ability to comply with the NYSE MKT’s listing standards. The NYSE MKT has the ability to suspend trading in our common stock or remove our common stock from listing on the NYSE MKT if in the opinion of the exchange: (a) the financial condition and/or operating results of the Company appear to be unsatisfactory; or (b) it appears that the extent of public distribution or the aggregate market value of our common stock has become so reduced as to make further dealings on the exchange inadvisable; or (c) we have sold or otherwise disposed of our principal operating assets, or have ceased to be an operating company; or (d) we have failed to comply with our listing agreements with the exchange; or (e) any other event shall occur or any condition shall exist which makes further dealings on the exchange unwarranted.

If we are unable to satisfy the NYSE MKT criteria for continued listing and are unable to regain compliance during any applicable cure periods, our common stock would be subject to delisting. A delisting of our common stock could negatively impact us by, among other things, reducing the liquidity and market price of our common stock and reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing. In addition, delisting from the NYSE MKT might negatively impact our reputation and, as a consequence, our business.  Additionally, if we were delisted from the NYSE MKT and are not able to list our common stock on another national exchange we will no longer be eligible to use Form S-3 registration statements and will instead be required to file a Form S-1 registration statement for any primary or secondary offerings of our common stock, which would delay our ability to raise funds in the future, may limit the type of offerings of common stock we could undertake, and would increase the expenses of any offering, as, among other things, registration statements on Form S-1 are subject to SEC review and comments whereas take downs pursuant to a previously filed Form S-3 are not.

If we are delisted from the NYSE MKT, your ability to sell your shares of our common stock would also be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted, it would come within the definition of “penny stock“ as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That Rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

We currently have an illiquid and volatile market for our common stock, and the market for our common stock is and may remain illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. Factors that could affect our stock price or result in fluctuations in the market price or trading volume of our common stock include:

●	our actual or anticipated operating and financial performance and drilling locations, including reserves estimates;

●	quarterly variations in the rate of growth of our financial indicators, such as net income/loss per share, net income/loss and cash flows, or those of companies that are perceived to be similar to us;

●	changes in revenue, cash flows or earnings estimates or publication of reports by equity research analysts;

●	speculation in the press or investment community;

●	public reaction to our press releases, announcements and filings with the SEC;

●	sales of our common stock by us or other shareholders, or the perception that such sales may occur;

●	the amount of our freely tradable common stock available in the public marketplace;

●	general financial market conditions and oil and natural gas industry market conditions, including fluctuations in commodity prices;

●	the realization of any of the risk factors that we are subject to;

●	the recruitment or departure of key personnel;

●	commencement of, or involvement in, litigation;

●	the prices of oil and natural gas;

●	the success of our exploration and development operations, and the marketing of any oil and natural gas we produce;

●	changes in market valuations of companies similar to ours; and

●	domestic and international economic, legal and regulatory factors unrelated to our performance.

Our common stock is listed on the NYSE MKT under the symbol “LEI.”  Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.  Additionally, general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our common stock. You should exercise caution before making an investment in us.

Additionally, as a result of the illiquidity of our common stock, investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time.  Such illiquidity could have an adverse effect on the market price of our common stock.  In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market.  We cannot assure you that an active trading market for our common stock will develop or, if one develops, be sustained.

A prolonged decline in the market price of our common stock could affect our ability to obtain additional financing which would adversely affect our operations.

Historically, we have relied on equity and debt financing as primary sources of financing. A prolonged decline in the market price of our common stock or a reduction in our accessibility to the global markets may result in our inability to secure additional financing which would have an adverse effect on our operations.

If the holders of our outstanding convertible securities and warrants sell a large number of shares all at once or in blocks after converting such convertible securities and exercising such warrants, or the holders of our registered shares sell a large number of shares, the trading value of our shares could decline in value.

We currently have Series B Warrants outstanding to purchase an aggregate of 2,510,506 shares of common stock which have an exercise price of $2.86 per share; outstanding warrants to purchase 150,630 shares of common stock held by our placement agent in our December 2010 unit offering, which have an exercise price of $2.98 per share; outstanding warrants to purchase 1,032,500 shares of common stock sold in April 2012, which have an exercise price of $2.30 per share; outstanding warrants to purchase 325,000 shares of our common stock at an exercise price of $1.50 per share, which were issued in connection with our April and May 2013 loan agreements; and outstanding warrants to purchase 279,851 shares of common stock at an exercise price of $1.35 per share issued in connection with our August 2013 Letter Loan Agreement.  Subsequent to the closing of this Offering we will have warrants to purchase 1,666,666 shares of our common stock at an exercise price of $1.00 per share outstanding. The trading price of our common stock has fluctuated between approximately $1.66 and $0.67 per share during the last 52 weeks.

We currently have 2,000 shares of Series A Convertible Preferred Stock (herein the “Preferred Stock Shares“), which convert on a 1,000-for-one basis into shares of our common stock at the option of the holders thereof.  Additionally, although the Preferred Stock Shares may not be converted if such conversion would cause the holder thereof to own more than 4.99% of our outstanding common stock, this restriction does not prevent the holder from converting some of the Preferred Stock Shares, selling those shares and then converting the rest of its holdings, while still staying below the 4.99% limit. In this way, the holder could sell more than this limit while never actually holding more shares than this limit allows. As of the date of this prospectus supplement, if the 2,000 outstanding Preferred Stock Shares were converted into common stock and sold (subject to the ownership limitations set forth above) an additional 2,000,000 shares of common stock of the Company or approximately 6.7% of the Company’s currently outstanding shares, would be issued and outstanding.

We have 29,991,283 shares of common stock issued and outstanding as of the date of this prospectus supplement (not including shares proposed to be sold in the Offering).  As a result, the exercise of outstanding warrants or conversion of shares of the Series A Convertible Preferred Stock in the future and the subsequent resale of such shares of common stock (which shares of common stock issuable upon exercise of the Series B Warrants, the placement agent warrants and the warrants sold in our April 2012 offering, and warrants sold in connection with this Offering (subject to the terms and conditions thereof), will be eligible for immediate resale, and which shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants issued in April, May and August 2013, will be eligible for immediate resale subject to the terms and conditions of Rule 144) may cause dilution to existing shareholders and cause the market price of our securities to decline in value.  Additionally, the common stock issuable upon exercise of the warrants or conversion of the Preferred Stock Shares may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. Finally, the offer or sale of large numbers of shares of common stock in the future, including those shares previously registered in our registration statements and prospectus supplements, and/or in connection with future registration statements or prospectus supplements may cause the market price of our securities to decline in value.

The Warrants sold in the Offering have anti-dilution and other rights which could cause substantial dilution to shareholders of the Company.

The exercise price (initially $1.00 per share) and number of shares of common stock issuable upon exercise of the Warrants (initially 1,666,666 in aggregate) sold in the Offering are automatically adjusted in the event of a forward or reverse stock split, our declaration of a stock dividend payable in shares of common stock or other securities or other property and reclassifications of common stock.  Additionally, upon the occurrence of any reorganization, recapitalization, reclassification, consolidation, merger, sale of all or substantially all of our assets or other transaction involving us (except for Company Combinations as described below) in which our common stock is converted into or exchanged for securities, cash or other property, we are required to make an appropriate provision (in form and substance satisfactory to the holders of the Warrants) to ensure that the holders receive (or have the right to receive), in lieu of or in addition to (as the case may be) shares of common stock, the kind and amount of securities, cash or other property as may be issued or payable with respect to or in exchange for the number of shares of common stock immediately acquirable and receivable upon exercise of the Warrants had such transaction not taken place.

The Warrants also include anti-dilution rights, which provide that if at any time the Warrants are outstanding, we issue or are deemed to have issued (which includes shares issuable upon exercise of warrants and options and conversion of convertible securities) for consideration less than the then current exercise price of the Warrants, the exercise price of such Warrants is automatically reduced (a) to the lowest price per share of consideration provided or deemed to have been provided for such securities, not to be deemed less than $0.01 per share, during the one year period following the closing date of the Offering and thereafter (b) to the product of (x) the exercise price then in effect, and (y) a fraction, the numerator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock which the aggregate consideration received by us would purchase at the exercise price in effect immediately prior to such issuance, and the denominator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of such additional shares of common stock issued.  Notwithstanding the above, no adjustment of the exercise price is required in connection with any issuances or deemed issuance of shares of common stock (1) to our officers, directors, consultants or employees pursuant to stock option or stock purchase plans or agreements on terms approved by our Board of Directors, subject to adjustment for all subdivisions and combinations; and (2) in connection with the re-negotiation, modification, extension or re-pricing of debt of the Company outstanding on the closing date, subject to the prior written approval of the holders of the Warrants. Additionally, in the event we acquire ownership of another entity or a significant amount of assets from another person or entity by way of an asset purchase agreement, merger (pursuant to which we are the surviving entity and our common stock is not converted or exchanged), business combination or share exchange pursuant to which shares of our common stock or convertible securities (including options or warrants) are issued or granted by us as partial or sole consideration to the counterparty or counterparties in such transaction or series of transactions (a “Company Combination”), then and in such event, the exercise price of the Warrants is automatically reduced, to the average of the highest bid and lowest asked prices of our common stock averaged over the thirty (30) business days after the closing of the Company Combination if such exercise price as adjusted is less than the exercise price in effect on the date such Company Combination Price is determined.

The increase in number of shares issuable upon exercise of the Warrants or decrease in the exercise price of such Warrants, could, upon exercise of such Warrants, cause significant dilution to existing shareholders and the sale of such shares issuable upon exercise of such Warrants as adjusted could cause a decrease in the trading value of our common stock.

We may be forced to expend significant resources and pay significant costs and expenses associated with outstanding registration rights.

In connection with our entry into the Securities Purchase Agreement, we provided the investors in the offering described in this prospectus supplement, registration rights pursuant to a Registration Rights Agreement entered into with such investors as described in greater detail below under “Description of Securities We Are Offering” – “Registration Rights Agreement” on page S-32. We could be forced to expend significant resources and pay significant costs and expenses, including filing fees, legal fees and accounting fees, in connection with our compliance with the terms, conditions and requirements of such Registration Rights Agreement.

Nevada law and our Articles of Incorporation authorize us to (a) issue shares of stock which shares may cause substantial dilution to our existing shareholders; and (b) designate preferred stock, without further shareholder approval, which may have rights and privileges greater than those provided to our common stock.

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of the date of this prospectus, we have 29,991,283 shares of common stock outstanding and 2,000 Preferred Stock Shares issued and outstanding, each convertible into 1,000 shares of our common stock. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, subject to the requirements of the NYSE MKT (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock), which if issued could cause substantial dilution to our then shareholders.

Shares of additional preferred stock may also be issued by our Board of Directors without shareholder approval, with voting powers and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have super voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us subsequent to the date of this prospectus supplement and/or give those holders the power to prevent or cause a change in control.

As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

The employment agreement of our Chief Executive Officer includes certain provisions which may prevent or delay a change of control.

Effective November 1, 2012, we entered into an Employment Agreement with Anthony C. Schnur, our Chief Executive Officer and acting Chief Financial Officer, which agreement was amended and restated effective December 12, 2012.  The agreement has a term of two years, expiring on October 31, 2014, provided that the agreement is automatically extended for additional one year terms, unless either party provides notice of their intent not to renew within the 30 day period prior to any automatic renewal date.  The Company agreed to pay Mr. Schnur a base annual salary of $310,000 during the term of the agreement, of which $290,000 is payable in cash and $20,000 is payable in shares of the Company’s common stock.  In the event the agreement is terminated by the Company for a reason other than cause (as described in the agreement) or by Mr. Schnur for good reason (as described in the agreement), Mr. Schnur is due in the form of a lump sum payment, the product of the base salary and bonus he was paid under the agreement for the prior 12 month period, provided that if such termination occurs six months before or 24 months following the occurrence of a Change of Control (as described in the agreement), Mr. Schnur is due 200% of the amount described above upon such termination.  The requirement to pay severance fees under the Employment Agreement may prevent or delay a change of control of the Company.

Shareholders may be diluted significantly through our efforts to obtain financing and/or satisfy obligations through the issuance of additional shares of our common stock.

On May 16, 2013, we filed a Registration Statement on Form S-3 (Reg. No. 333-188663), which allows us the ability to sell up to $10 million in securities from time to time in the future, including common stock, preferred stock, debt securities, warrants and/or units consisting of any of the above.  On May 24, 2013, the Registration Statement was declared effective by the SEC.  In September 2013, we closed a registered direct offering of $3,451,500 (approximately $3,200,000 net, after deducting commissions and other expenses) of shares of common stock to certain institutional investors pursuant to a prospectus supplement to the Form S-3. In total, we sold 2.95 million shares of common stock at a price of $1.17 per share.  We used the funds raised in the offering to pay down expenses related to drilling, lease operating, workover activities and for general corporate purposes, including general and administrative expenses.  As of the date of this prospectus supplement we do not have any immediate plans to sell any additional securities under the Registration Statement other than those described in this prospectus supplement.

We currently have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock (subject to NYSE MKT Equities Exchange rules which limit among other things, the number of shares we can issue without shareholder approval to no more than 20% of our outstanding shares of common stock). These actions will result in dilution of the ownership interests of existing shareholders, and that dilution may be material.

If persons engage in short sales of our common stock, including sales of shares to be issued upon exercise of our outstanding warrants, the price of our common stock may decline.

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. In addition, holders of options and warrants will sometimes sell short knowing they can, in effect, cover through the exercise of an option or warrant, thus locking in a profit. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon exercise of our outstanding warrants could cause even greater declines in the price of our common stock due to the number of additional shares available in the market upon such exercise, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

The market price for our common stock may be volatile, and you may not be able to sell our stock at a favorable price or at all.

Many factors could cause the market price of our common stock to rise and fall, including:  actual or anticipated variations in our quarterly results of operations; changes in market valuations of companies in our industry; changes in expectations of future financial performance; fluctuations in stock market prices and volumes; issuances of dilutive common stock or other securities in the future; the addition or departure of key personnel; announcements by us or our competitors of acquisitions, investments or strategic alliances; and the increase or decline in the price of oil and natural gas.

It is possible that the proceeds from sales of our common stock may not equal or exceed the prices you paid for it plus the costs and fees of making the sales.

Substantial sales of our common stock, or the perception that such sales might occur, could depress the market price of our common stock.

We cannot predict whether future issuances of our common stock or resales in the open market will decrease the market price of our common stock. The impact of any such issuances or resales of our common stock on our market price may be increased as a result of the fact that our common stock is thinly, or infrequently, traded. The exercise of any options that we have or that we may grant to directors, executive officers and other employees in the future, the issuance of common stock in connection with acquisitions and other issuances of our common stock (including the sale of shares registered herein, those shares previously registered in our registration statements and prospectus supplements, and/or in connection with future registration statements or prospectus supplements) could have an adverse effect on the market price of our common stock. In addition, future issuances of our common stock may be dilutive to existing shareholders. Any sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could lower the market price of our common stock.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in the Offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire shares of common stock.

Until you acquire shares of common stock upon exercise of your Warrants, you will have no rights with respect to the common stock of the Company. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We face potential liability in the event we do not satisfy the current public information requirements of Rule 144(c) of the Securities Act, prior to the date the Series B Warrants and shares of common stock issuable upon exercise thereof have been sold by the holders thereof or have expired.

Pursuant to an Amendment Agreement entered into with the Series B Warrant holders, we agreed that if at any time prior to the date that all of the Series B Warrants and any shares of common stock issuable upon exercise of such warrants are sold by the holders thereof, we fail to satisfy the current public information requirement of Rule 144(c) of the Securities Act (a “Public Information Failure“), as partial relief for the damages to any holder of warrants, we would pay the holders, based on their pro rata ownership of non-exercised and non-expired warrants on the first day of a Public Information Failure, an aggregate of $80,000 for the first thirty calendar days that there is a Public Information Failure (pro-rated for a period of less than thirty days) and an amount in cash equal to one and one-half percent (1.5%) of the aggregate Black Scholes Value (as defined in the warrants) of such holder’s non-exercised and non-expired warrants on the sixty-first (61st) calendar day after the Public Information Failure (covering the 31st to 60th calendar days) and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured; (ii) such time that such public information is no longer required pursuant to Rule 144; and (iii) the expiration date of the warrants.  Additionally, upon the occurrence of any Public Information Failure during the 12 months prior to the expiration of any warrant, the expiration date of such warrant will be automatically extended for one day for each day that a Public Information Failure occurs and is continuing.  As such, in the event of the occurrence of a Public Information Failure, we will face liability and penalties.

We incur significant costs as a result of operating as a fully reporting publicly traded company and our management is required to devote substantial time to compliance initiatives.

We incur significant legal, accounting and other expenses in connection with our status as a fully reporting public company. Specifically, we are required to prepare and file annual, quarterly and current reports, proxy statements and other information with the SEC.  Additionally, our officers, directors and significant shareholders are required to file Form 3, 4 and 5’s and Schedule 13D/G’s with the SEC disclosing their ownership of the Company and changes in such ownership.  Furthermore, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act“) and rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices.  In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. The costs and expenses of compliance with SEC rules and our filing obligations with the SEC, or our identification of deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, could materially adversely affect our results of operations or cause the market price of our stock to decline in value.

Our management has wide discretion in the use of the offering proceeds and may not apply these proceeds in a manner that will increase our revenue or market value.

Our management will have considerable discretion in the application of the proceeds of this offering. The proceeds may be used for corporate purposes that do not increase our revenue or our market value.

Securities analyst coverage or lack of coverage may have a negative impact on our common stock’s market price.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If securities or industry analysts stop their coverage of us or additional securities and industry analysts fail to cover us in the future, the trading price for our common stock would be negatively impacted. If any analyst or analysts who cover us downgrade our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If any analyst or analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

Due to the fact that our common stock is listed on the NYSE MKT, we are subject to financial and other reporting and corporate governance requirements which increase our cost and expenses.

We are currently required to file annual and quarterly information and other reports with the SEC that are specified in Sections 13 and 15(d) of the Exchange Act.  Additionally, due to the fact that our common stock is listed on the NYSE MKT, we are also subject to the requirements to maintain independent directors, comply with other corporate governance requirements and are required to pay annual listing and stock issuance fees. These obligations require a commitment of additional resources including, but not limited, to additional expenses, and may result in the diversion of our senior management’s time and attention from our day-to-day operations. These obligations increase our expenses and may make it more complicated or time consuming for us to undertake certain corporate actions due to the fact that we may require the approval of the NYSE MKT for such transactions and/or NYSE MKT rules may require us to obtain shareholder approval for such transactions.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

USE OF PROCEEDS

Lucas plans to use the net proceeds of approximately $1,900,000 (after the deduction of approximately $120,000 in expenses, which includes $30,000 payable to Euro Pacific Capital, Inc., the Company’s placement agent in its September 2013 offering, totaling 3% of the proceeds invested by Ironman Energy Master Fund and Ironman PI Fund II (QP), LP in the Offering (which entities previously invested in the September 2013 offering) from the sale of the Units in the Offering, assuming all Units offered herein are sold, of which there can be no assurance, to pay down expenses related to drilling, lease operating, and workover activities and for general corporate purposes, including general and administrative expenses, provided that we will retain broad discretion over the use of these proceeds.

Additionally, in the event that the Warrants are exercised for cash, we may receive up to a total of approximately $1,666,666 in aggregate gross proceeds (assuming all of the Units offered herein are sold and all Warrants are exercised). However, we cannot predict the timing or the amount of the exercise of these securities. We plan to use the proceeds from the exercise of the Warrants for drilling, lease operating, workover activities and general corporate purposes, including general and administrative expenses, provided that we will retain broad discretion over the use of these proceeds, if any.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of December 31, 2013:

(i)	on an actual basis; and

(ii)
on an as adjusted basis to reflect the sale of the 3,333,332 shares of our common stock offered to the public as part of the Units offered by this prospectus supplement and the accompanying prospectus, after assuming net proceeds of $1,900,000 (after the deduction of approximately $120,000 in expenses, which includes $30,000 payable to Euro Pacific Capital, Inc., the Company’s placement agent in its September 2013 offering, totaling 3% of the proceeds invested by Ironman Energy Master Fund and Ironman PI Fund II (QP), LP in the Offering (which entities previously invested in the September 2013 offering).

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes included in our Annual Report on Form 10-K for the year ended March 31, 2013, and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

	As of December 31, 2013
	Actual	As Adjusted
	(unaudited)

Cash and cash equivalents	$1,450,756	$3,330,756

Notes Payable (including current portion)	$7,398,697	$7,398,697

Preferred Stock Series A, 2,000 Shares Authorized of $0.001 Par, 2,000 Shares Issued and Outstanding	3,095,600	3,095,600

Common Stock, 100,000,000 Shares Authorized of $0.001 Par, 30,002,874 Shares Issued at December 31, 2013	30,002	33,335 (1)

Additional paid-in capital	52,965,728	54,842,395

Accumulated deficit	(25,335,383)	(25,335,383)

Common Stock Held in Treasury, 36,900 Shares, at Cost	(49,159)	(49,159)

Total stockholders’ equity	30,706,788	32,586,788

Total capitalization	$38,105,485	$39,985,485

(1) Does not include 25,309 shares of common stock issued by the Company between December 31, 2013 and the date of this prospectus supplement.

DETERMINATION OF OFFERING PRICE

We will sell the Units in this Offering at a price of $0.60 per Unit. We determined the offering price of the Units being offered by this prospectus supplement principally by negotiations between us and the prospective investors in the Offering and our consideration of the closing prices (including high, low and average prices) and trading volumes of our common stock on the NYSE MKT preceding the date we determined the offering price. No independent appraisal or valuation was obtained to determine the offering price.

DILUTION

If you invest in our common stock, your ownership interest will not be diluted to the extent of the difference between the price you paid per share of common stock in this Offering and the net tangible book value per share of our common stock after this Offering.  Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this Offering and the net tangible book value per share of common stock immediately after the closing of this Offering.

Prior to this Offering, our net tangible book value as of December 31, 2013 would have been approximately $30.7 million or approximately $1.02 per share of common stock.   On an as adjusted basis after this Offering (giving effect to the sale of the Units in this Offering at the offering price of $0.60 per share, after deducting the estimated offering expenses payable by us, and assuming that all Units offered herein are sold), our pro forma net tangible book value as of December 31, 2013 would have been approximately $32.6 million, or $0.98 per share of common stock.  This represents an immediate decrease in net tangible book value of $0.04 per share to existing stockholders and increase of $0.38 per share to investors purchasing Units in this Offering. The following table illustrates this calculation on a per share basis:

Public offering price per share:		$0.60

Net tangible book value per share as of December 31, 2013	$1.02

Decrease in net tangible book value per share attributable to this Offering:	$(0.04)

Pro forma net tangible book value per share as of December 31, 2013 after giving effect to this Offering:		$0.98

Increase in per share net tangible book value to new Investors in this Offering:		$0.38

In the discussion and table above, we assume no exercise of outstanding options. The foregoing table is based on 29,965,974 shares of our common stock outstanding as of December 31, 2013 and assumes no exercise of the Warrants.

To the extent that any of our outstanding options or warrants are exercised, our convertible preferred stock is converted, we grant additional options under our stock option plans or grant additional warrants, we issue additional convertible securities or we issue additional shares of common stock in the future, there may be dilution to new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering for sale an aggregate of 3,333,332 Units at $0.60 per Unit, with each unit consisting of one share of common stock and 0.50 of a warrant to purchase one share of the Company’s common stock at an exercise price of $1.00 per share and a term of one year, for an aggregate of $2,000,000 in gross proceeds. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the Warrants.

On April 15, 2014, we entered into a Securities Purchase Agreement directly with the Investors, Ironman Energy Master Fund (1,166,666 Units) and Ironman PI Fund II (QP), LP (500,000 Units)(which are each under common control) and John B. Helmers (1,666,666 Units), each current shareholders of the Company (Mr. Helmers will become the beneficial owner of more than 10% of our common stock as a result of the transactions contemplated by the Securities Purchase Agreement), in connection with this Offering. The Securities Purchase Agreement contains customary representations, warranties and covenants for transactions of similar nature and size, including certain indemnification rights we have provided to the Investors and their agents.  The closing of the transactions contemplated by the Securities Purchase Agreement are subject to the satisfaction of customary closing conditions, and if such closing conditions are not met, we may not sell the entire amount of Units offered pursuant to this prospectus supplement and the related prospectus.

Additionally, pursuant to the Securities Purchase Agreement, we provided each Investor who purchased in aggregate 1,000,000 or more Units (the “Major Purchasers”) the right of first offer to purchase any securities (other than Exempt Securities, described below) that we may decide to offer in the six months following the closing date of the transactions contemplated by the Securities Purchase Agreement, on mutually agreeable terms. In the event we and such Major Purchasers cannot agree on mutually agreeable terms, we have the right to offer securities to third parties, provided that we provide the Major Purchasers a pro rata right of first refusal to purchase up to 33% of any securities we subsequently agree to sell to third parties, subject to terms and conditions of the Securities Purchase Agreement, and on such terms and conditions as agreed to by such third parties. “Exempt Securities” mean (a) securities issuable to employees, officers, directors or consultants pursuant to any stock or option plan duly adopted for such purpose, by (i) the shareholders of the Company, or (ii) a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of the Securities Purchase Agreement (provided no amendments are made to such terms), and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, subject to certain conditions set forth in greater detail in the Securities Purchase Agreement.

We also provided the Major Purchasers the right for a period of six months following the closing of the transactions contemplated by the Securities Purchase Agreement to veto (a) any offering of common stock or common stock equivalents that is proposed to occur at a purchase price that is less than $0.60 per share (as equitably adjusted for any stock splits, stock dividends or recapitalizations); and (b) any equity option or warrant issuances at an exercise price that is less than the $0.60 sales price of the Units in the Offering, in each case (a) and (b), except pursuant to existing employee, officer or director incentive compensation plans.

We also agreed to reimburse an aggregate of $70,000 of actual out-of-pocket transaction costs and legal fees incurred by such Investors as part of the Offering transaction and for ongoing due diligence activities with respect to the Investors’ investment in us as incurred since January 1, 2014.

Our obligation to issue and sell Units to the Investors is subject to the conditions set forth in the Securities Purchase Agreement, which may be waived by us at our discretion. An Investor’s obligation to purchase Units is subject to the conditions set forth in his or her Securities Purchase Agreement as well, which may also be waived.

The above summary of certain terms and provisions of the Securities Purchase Agreement is qualified in its entirety by reference to the detailed provisions of the Securities Purchase Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 16, 2014, which is incorporated herein by reference.

Common Stock

The material terms and provisions of our common stock are described in the section entitled “Description of Capital Stock” – “Common Stock” in the accompanying prospectus. The shares of common stock issued in the Offering will be, when issued and paid for in accordance with the Securities Purchase Agreement, duly and validly authorized, issued and fully paid and non-assessable.

Warrants

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the form of Warrants, which will be provided to the investors in the Offering and was filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 16, 2014.

General Terms of the Warrants

Each Warrant sold in the Offering has an exercise price of $1.00 per share.  The Warrants are exercisable any time following the 180th day after the grant date (subject to each holder’s ability to waive such requirement with 65 days prior notice to us), for five years following the date of the closing of the Offering.

Exercise

Holders of the Warrants may exercise their Warrants to purchase shares of common stock on or before the expiration date of the Warrants by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the Warrants, payment of the exercise price for the number of shares of common stock with respect to which the Warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock.

The Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock issuable upon exercise of the Warrants. This option entitles the Warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the Warrant is being exercised, the average of the prices per share of our common stock on the thirty trading days immediately prior to the date of exercise and the applicable exercise price of the Warrants issued in the Offering.

The shares of common stock issuable upon exercise of the Warrants will be, when issued and paid for in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Warrants.

Delivery of Warrant Shares

Upon the holder’s exercise of a Warrant, we will promptly, but in no event later than the three (3) days after the exercise date, issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon such exercise. We will, if the holder provides the necessary information to us, issue and deliver the shares electronically by crediting the account of the Warrant holder’s prime broker with the Depository Trust Company through its Deposit or Withdrawal at Custodian system (commonly referred to as “DWAC”).

Limitations on Exercise

The aggregate number of shares of common stock issued upon exercise of the Warrants sold in the Offering, at an exercise price less than the greater of the book or market value (as determined in accordance with the rules and regulations of the NYSE MKT) of the common stock on the date the Offering closes, when added together with the 3,333,332 shares of common stock sold in connection with the Offering, may not exceed 19.99% of the Company’s 29,991,283 shares outstanding on the closing date (the “Share Cap”). No shares of common stock issuable upon exercise of the Warrants shall be issuable, to the extent that after giving effect to the exercise, the Share Cap would be exceeded, provided however, that so long as any Warrants remain unexercised, a Warrant shall not be exercised to purchase a number of shares of common stock in excess of the Warrant’s pro rata share of the Share Cap.

Rights as Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Market for Warrants

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or other nationally recognized trading system.
Certain Adjustments and Anti-Dilutive Rights

The exercise price and number of shares of common stock issuable upon exercise of the Warrants are automatically adjusted in the event of a forward or reverse stock split, our declaration of a stock dividend payable in shares of common stock or other securities or other property and reclassifications of common stock.  Additionally, upon the occurrence of any reorganization, recapitalization, reclassification, consolidation, merger, sale of all or substantially all of our assets or other transaction involving us (except for Company Combinations as described below) in which our common stock is converted into or exchanged for securities, cash or other property, we are required to make an appropriate provision (in form and substance satisfactory to the holders of the Warrants) to ensure that the holders receive (or have the right to receive), in lieu of or in addition to (as the case may be) shares of common stock, the kind and amount of securities, cash or other property as may be issued or payable with respect to or in exchange for the number of shares of common stock immediately acquirable and receivable upon exercise of the Warrants had such transaction not taken place.

The Warrants also include anti-dilution rights, which provide that if at any time the Warrants are outstanding, we issue or are deemed to have issued (which includes shares issuable upon exercise of warrants and options and conversion of convertible securities) for consideration less than the then current exercise price of the Warrants, the exercise price of such Warrants is automatically reduced (a) during the one year period following the closing date of the Offering, to the lowest price per share of consideration provided or deemed to have been provided for such securities, not to be deemed less than $0.01 per share, and thereafter (b) to the product of (x) the exercise price then in effect, and (y) a fraction, the numerator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock which the aggregate consideration received by us would purchase at the exercise price in effect immediately prior to such issuance, and the denominator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of such additional shares of common stock issued or issuable.  Notwithstanding the above, no adjustment of the exercise price is required in connection with any issuances or deemed issuance of shares of common stock (1) to our officers, directors, consultants or employees pursuant to stock option or stock purchase plans or agreements on terms approved by our Board of Directors, subject to adjustment for all subdivisions and combinations; and (2) in connection with the re-negotiation, modification, extension or re-pricing of debt of the Company outstanding on the closing date, subject to the prior written approval of the holders of the Warrants.

Additionally, in the event we acquire ownership of another entity or a significant amount of assets from another person or entity by way of an asset purchase agreement, merger (pursuant to which we are the surviving entity and our common stock is not converted or exchanged), business combination or share exchange pursuant to which shares of our common stock or convertible securities (including options or warrants) are issued or granted by us as partial or sole consideration to the counterparty or counterparties in such transaction or series of transactions (a “Company Combination”), then and in such event, the exercise price of the Warrants is automatically reduced, to the the average of the highest bid and lowest asked prices of our common stock averaged over the thirty (30) business days after the closing of the Company Combination if such exercise price as adjusted is less than the exercise price in effect on the date such Company Combination is determined.

Additional Provisions

The above summary of certain terms and provisions of the Warrants is qualified in its entirety by reference to the detailed provisions of the Warrants, the form of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 16, 2014, which is incorporated herein by reference. We are not required to issue fractional shares upon the exercise of the Warrants. No holders of the Warrants will possess any rights as a stockholder under those Warrants until the holder exercises those Warrants, except as set forth in the Warrants. The Warrants may be transferred independent of the common stock they were issued with, on a form of assignment, subject to all applicable laws.

Registration Rights Agreement

In connection with our entry into the Securities Purchase Agreement, we entered into a Registration Rights Agreement with the Investors.  Pursuant to the Registration Rights Agreement, we provided the Investors and certain of their affiliates and related parties (and applicable assigns of the Investors as provided by the terms of the Registration Rights Agreement, collectively “Holders”) certain demand and piggy-back registration rights associated with the Shares, Warrant Shares and other securities issuable to the Holders pursuant to terms of the Warrants (for example in the event of a merger or other reorganization transaction involving the Company)(collectively “Registrable Securities”) in connection with any registration we file (except registration statements on Form S-4 or Form S-8).

Any Holder who (i) is an officer or director of the Company or any subsidiary of the Company; (ii) beneficially owns or is deemed to beneficially own (as such beneficial ownership is determined pursuant to Rule 13d-3 of the Exchange Act), more than 9.99% of the Company’s outstanding common stock; or (iii) is otherwise deemed an “affiliate” of the Company as such term is defined in Rule 405 of the Securities Act, is able to demand (up to three times) that the Company register such Holder’s Registrable Securities (provided that subject to the terms of the agreement, the Company is also required to notify the other Holders of the proposed filing of such demand registration statement and include such other Holders Registrable Securities in such demand registration statement).  Upon notification of such demand, we are required, subject to the terms of the Registration Rights Agreement, to file a registration statement registering such applicable Registrable Securities within 45 days of the date the demand is made and keep such registration statement effective for 180 days (if such registration is on Form S-3) or two years (if such registration is on a form other than Form S-3).

We are not required to register any Registrable Securities in connection with a demand registration statement unless the anticipated aggregate offering price to the public for any such offering of the Registrable Securities included in a demand registration statement is expected to be at least $250,000. Additionally, we are not required to provide any non-“affiliate” Holders notice of or include any Registrable Securities held by non-“affiliates” on any demand registration statement.

We also provided the “affiliate” Holders piggy-back registration rights in connection with any applicable registration statement we file in the future and all of the Holders piggy-back registration rights in connection with any underwritten registration statement we file in the future, subject to the terms and conditions of the Registration Rights Agreement.

The demand and piggy-back registration rights remain in place until such time as all of the Registrable Securities (i) have been distributed to the public pursuant to an offering registered under the Securities Act, or may legally be distributed to the public in one transaction pursuant to Rule 144 under the Securities Act, (ii) have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) have been sold without the assignment of the rights under the Registration Rights Agreement.

We have the right to delay or suspend any demand or piggy back registration statement for up to 60 days (not to be exercised more than once per 12-month period) if (i) the Board of Directors of the Company determines that filing or maintaining the effectiveness of such registration statement would have a material adverse effect on the Company or the holders of its capital stock in relation to any material acquisition or disposition, financing or other corporate transaction or (ii) the Board of Directors of the Company determines in good faith that the filing of a registration statement or maintaining the effectiveness of a current registration statement would require disclosure of material information that the Company has a valid business purpose for retaining as confidential at such time.

We are required to pay any and all expenses associated with registration statements required pursuant to the terms of the Registration Rights Agreement, provided that the underwriting discounts and commissions or placement fees of underwriters or broker’s commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of such Holders’ are required to be paid by such Holders.

We also agreed to indemnify the Holders and their affiliates, related parties and assigns against certain liabilities arising out of, caused by or based upon certain conditions including, any untrue or alleged untrue statement of material fact contained in any registration statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the certain federal and state securities laws and regulations, provided that we are not responsible for misstatements or omissions made in reliance on information provided (or failed to be provided) to the Company by any Holder.  Each Holder also agreed to indemnify us against certain liabilities in connection with misstatements or omissions included in any registration statement, to the extent made in reliance on statements made by such Holders or omissions of such Holders.

We also agreed to timely file all reports required to be filed under the Securities Act and Exchange Act in order to enable each Holder to sell Registrable Securities pursuant to Rule 144 of the Securities Act.

The above summary of certain terms and provisions of the Registration Rights Agreement is qualified in its entirety by reference to the detailed provisions of the Registration Rights Agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 16, 2014, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

While we have entered into the Securities Purchase Agreement with the Investors, we may not sell the entire amount of Units, Shares and Warrants offered pursuant to this prospectus supplement and the related prospectus.  The public offering price of the Units, Shares and Warrants offered hereby has been determined based upon arm’s-length negotiations between the Investors and us.  We have not engaged any placement agents, underwriters, dealers or finders for this Offering, and no fees or commissions will be payable in connection therewith, except that Euro Pacific Capital, Inc., the Company’s placement agent in its September 2013 offering, will receive a fee of 3% of the proceeds invested by Ironman Energy Master Fund and Ironman PI Fund II (QP), LP in the Offering (which entities previously invested in the September 2013 offering), totaling $30,000.

Our obligation to issue and sell the Units, Shares and Warrants to the Investors is subject to the conditions set forth in the Securities Purchase Agreement, which may be waived by us at our discretion. An Investor’s obligation to purchase the Units, Shares and Warrants is subject to the conditions set forth in his or her Securities Purchase Agreement as well, which may also be waived.

We currently anticipate that the sale of the Units, Shares and Warrants will be completed on or about April 21, 2014, at which time the following will occur:

●	we will receive funds in the amount of the aggregate purchase price of the securities being sold by us on such closing date;

●	we will deliver shares of common stock being sold on such closing date in book-entry form; and

●	we will deliver Warrant agreements to the Investors in the Offering.

 The Offering of Units pursuant to the Subscription Agreements will terminate on the closing date.

Our common stock currently is traded on the NYSE MKT under the symbol “LEI.” The transfer agent and registrar for our common stock is ClearTrust, LLC.

The expenses directly related to this Offering are estimated to be approximately $120,000 and will be paid by us. Expenses of the Offering include (a) our legal and accounting fees, transfer agent fees, NYSE MKT listing fees and other miscellaneous fees, (b) $30,000 payable to Euro Pacific Capital, Inc., the Company’s placement agent in its September 2013 offering, totaling 3% of the proceeds invested by Ironman Energy Master Fund and Ironman PI Fund II (QP), LP in the Offering (which entities previously invested in the September 2013 offering), and (c) reimbursement to the Investors of $70,000 of actual out-of-pocket transaction costs and legal fees incurred by such Investors as part of the Offering transaction and for ongoing due diligence activities with respect to the Investors’ investment in us as incurred since January 1, 2014.

The foregoing does not purport to be a complete statement of the terms and conditions of the Securities Purchase Agreement. A copy of the Securities Purchase Agreement with the Investors is included as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 16, 2014, and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-35.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement has been passed upon for us by The Loev Law Firm, PC, which has acted as counsel to the Company.

EXPERTS

The consolidated balance sheets of Lucas Energy, Inc. as of March 31, 2013 and 2012 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended March 31, 2013 and 2012, appearing in Lucas Energy Inc.’s Annual Report on Form 10-K for the year ended March 31, 2013 (the “Form 10-K”) have been audited by Hein & Associates, LLP, as set forth in their report thereon, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Certain estimates of proved oil reserves for us that are incorporated herein by reference were based upon engineering reports prepared by Forrest A. Garb & Associates, Inc., independent petroleum consultants. These estimates are included and incorporated herein in reliance on the authority of such firm as an expert in such matters.

No expert or counsel named in this prospectus supplement as having prepared or certified any part of this prospectus supplement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Shareholder Information” - “SEC Filings” page of our website at www.lucasenergy.com. Information on our web site is not part of this prospectus supplement or the accompanying prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus supplement is part of the registration statement and the accompanying prospectus contained therein and does not contain all of the information included in the registration statement or the accompanying prospectus. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any supplement or amendment hereto. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. The securities offered under this prospectus supplement and the accompanying prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of this prospectus supplement and the accompanying prospectus, respectively, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of the securities.

This prospectus supplement and the accompanying prospectus constitute a part of a registration statement we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Shares of common stock, Warrants and Units offered hereby, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth in the paragraph above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and the accompanying prospectus and (ii) on or after the date of this prospectus supplement and before the termination of the Offering of the securities by means of this prospectus supplement will automatically update and, where applicable, supersede information contained in this prospectus supplement or incorporated by reference into this prospectus supplement.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on June 28, 2013;

•	Our Definitive Proxy Statement on Schedule 14A for an Annual Meeting of Shareholders, filed with the SEC on January 3, 2014;

•
Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2013, filed with the SEC on August 14, 2013, September 30, 2013, filed with the SEC on November 14, 2013 and December 31, 2013, filed with the SEC on February 13, 2014;

•
Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on August 30, 2014, September 6, 2013, September 11, 2013, October 1, 2013, October 20, 2013, February 18, 2014, March 6, 2014 and April 16, 2014; and

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed on February 13, 2008 (File No. 001-32508), which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form SB-2 (File No. 333-147568) filed on November 21, 2007 and declared effective by the SEC on January 11, 2008, and any amendment or reports filed with the SEC for purposes of updating such description.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Lucas Energy, Inc.
3555 Timmons Lane, Suite 1550
Houston, TX 77027
Phone: (713) 528-1881
Fax: (713) 337-1510

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this prospectus supplement and before the termination of this Offering shall be deemed to be incorporated in this prospectus supplement and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

We maintain an Internet website at www.lucasenergy.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus supplement.

PROSPECTUS

Lucas Energy, Inc.

$10,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, or a combination of these securities or units (collectively referred as “securities”) for an aggregate initial offering price of up to $10 million. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference herein or therein before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE MKT under the symbol “LEI.”  On May 15, 2013, the last reported sales price of our common stock was $1.27.  There is currently no market for the other securities we may offer.  We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NYSE MKT. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NYSE MKT or any other securities market or exchange covered by the prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We have offered and sold approximately $1,590,000 in securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.  For purposes of the calculations set forth in this paragraph, we have used the closing price of the Company’s common stock on April 23, 2013, which price was $1.35.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 6 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2013.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $10,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement and any related free writing prospectus that we may authorize to be provided to you is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement and free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” before making an investment decision. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus.  We have not authorized any dealer, salesman or other person to provide you with additional or different information.  This prospectus and any accompanying prospectus supplement and free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, and any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and free writing prospectus is delivered or securities are sold on a later date. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that Lucas Energy, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as any time after such date.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” the “Company,” “Lucas” and “Lucas Energy” refer to Lucas Energy, Inc. and its subsidiary.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our securities, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein the prospectus supplement and any free writing prospectus, especially the risks of investing in our securities as discussed under "Risk Factors" herein and therein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

General

Lucas Energy, Inc., a Nevada corporation, is an independent oil and gas company based in Houston, Texas. It explores for, develops, produces and markets primarily crude oil and to a much lesser extent, natural gas, from various known productive geological formations. Our current assets are located in the Austin Chalk, Eagle Ford and Buda formations, primarily in Gonzales, Wilson, Karnes and Atascosa counties south of San Antonio, Texas; and the Eaglebine, Buda and Glenrose formations in Leon and Madison counties north of Houston, Texas.  Incorporated in Nevada in December 2003 under the name Panorama Investments Corp., the Company changed its name to Lucas Energy, Inc., effective June 9, 2006.  Our goal is to acquire, develop, and produce crude oil and natural gas from areas located in, or near, established oil fields that can provide long-term growth and sustainability for the Company.

The Company's strategy is as follows:

•
Locate and acquire what we believe to be undervalued, underdeveloped oil and gas properties in known areas.  Re-establish or improve production from existing well bores.  Look for underlying potential in the form of new drilling, new laterals from existing wells, and/or deeper undeveloped horizons.  The Company does not participate in exploration activities, or rank wildcat drilling activities,

•
Develop the properties out of current cash flow,  issuing new debt instruments, or using project financing, which may include joint interest participation partners (what are commonly known as joint ventures), and

•	Operate in a disciplined and systematic approach to maintain a high level of efficiency.

Our fiscal year ends on the last day of March of each year.  We refer to the twelve-month periods ended March 31, 2012 and March 31, 2011 as our 2012 fiscal year and 2011 fiscal year, respectively.

Operations and Oil and Gas Properties

We operate in known productive areas in order to decrease geological risk.  Our holdings are located in an increased area of current industry activity in Gonzales, Wilson, Karnes, Atascosa, Leon and Madison counties in Texas.  We concentrate on three vertically adjoining formations in Gonzales, Wilson, Karnes and Atascosa counties: the Austin Chalk, Eagle Ford and Buda formations, listed in the order of increasing depth measuring from land surface. The development of the Eagle Ford as a high potential producing zone has heightened industry interest and success.  Our acreage position is in the oil window of the Eagle Ford trend in the Gonzales and Wilson county, Texas area.   In December 2011, we acquired 3,745 net acres in Leon and Madison counties and thereby expanded our holdings of the Eagle Ford trend into the Eaglebine area.

General

The ultimate goal of the management is maximizing shareholder value.   Specific targets include: increasing production, increasing profitability margins, increasing property values and reserves, operating efficiently and expanding the Company’s asset base.

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information.”

Our Contact Information

Our principal office is located at 3555 Timmons Lane, Suite 1550, Houston, Texas 77027. Our phone number is (713) 528-1881.  The Company is authorized to transact business in the state of Texas, and is a bonded operator with the Texas Railroad Commission.

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities, either individually or in combination, with a total value of up to $10,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

•	common stock;

•	preferred stock, in one or more series;

•	debt securities;

•	warrants to purchase shares of common stock, shares of preferred stock or debt securities; or

•	any combination of the foregoing securities, in units.

We refer to our common stock, preferred stock, debt securities, warrants, and units collectively in this prospectus as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. We and our agents, underwriters and dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the NYSE MKT under the symbol “LEI.”  Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.

Preferred Stock. We may offer shares of our preferred stock, in one or more series. Prior to the issuance of shares of each series, our Board of Directors will determine the rights, preferences, privileges and restrictions of such preferred stock series, and will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following: any dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.  If we elect to issue preferred stock, we will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered. We have summarized certain general features of the preferred stock under “Description of Preferred Stock.” We urge you to read the complete certificate of designations containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock in one or more series, and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock, and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units representing any combination of common stock, preferred stock, debt securities and/or warrants from time to time.  The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement under which the units are designated, if any, describing the terms of the units we are offering before the issuance of the related units. We have summarized certain general features of the units under “Description of Units.” We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement, if any, designating the units.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) and any prospectus supplement or free writing prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein or incorporated by reference or as set forth in any prospectus supplement or free writing prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent Annual Report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which are incorporated by reference in this prospectus. For more information, see “Information Incorporated by Reference.”

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents or information incorporated by reference herein and any prospectus supplement or free writing prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, among others,

•	our growth strategies;
•	our need to raise additional funding;
•	anticipated trends in our business;
•	our ability to make or integrate acquisitions;
•	our liquidity and ability to finance our exploration, acquisition and development strategies;
•	market conditions in the oil and gas industry;
•	the timing, cost and procedure for proposed acquisitions;

•	the impact of government regulation;
•	estimates regarding future net revenues from oil and natural gas reserves and the present value thereof;
•	the outcome of and/or negative perceptions associated with legal proceedings;
•	planned capital expenditures (including the amount and nature thereof);
•	increases in oil and gas production;
•	the number of wells we anticipate drilling in the future;
•	estimates, plans and projections relating to acquired properties;
•	the number of potential drilling locations; and
•	our financial position, business strategy and other plans and objectives for future operations.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements, and the following factors:

•	the possibility that our acquisitions may involve unexpected costs;
•	the volatility in commodity prices for oil and gas;
•	the accuracy of estimated proved reserves;
•	the presence or recoverability of estimated oil and gas reserves;
•	the ability to replace oil and gas reserves;
•	the availability and costs of drilling rigs and other oilfield services;
•	environmental risks;
•	exploration and development risks;
•	the unfavorable outcome of lawsuits;
•	competition;
•	the inability to realize expected value from acquisitions;
•	the ability of our management team to execute its plans to meet its goals; and
•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus and any prospectus supplement or free writing prospectus, or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference and any prospectus supplement or free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for future development, repayment or redemption of existing indebtedness, acquisitions and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).    As of the date of this prospectus we have 26,734,232 shares of common stock outstanding, 2,000 shares of Series A Convertible Preferred Stock designated and outstanding and 3,000 designated shares of Series B Convertible Preferred Stock, with no shares of Series B Convertible Preferred Stock outstanding.

The following description of our capital stock is a summary only and is subject to applicable provisions of the Nevada Revised Statutes, and our Articles of Incorporation and Bylaws, each as amended and restated, from time to time. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Holders of our common stock: (i) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up of our affairs; (ii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iii) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings.  Each shareholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends. Our directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, our capital requirements, general business conditions and other pertinent factors.

The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the stockholders shall constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall constitute an act of the stockholders, except for the election of directors, who shall be appointed by a plurality of the shares entitled to vote at a meeting at which a quorum is present. The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Our common stock is listed and traded on the NYSE MKT under the symbol “LEI”.

Preferred Stock

Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Company:

(1)
The designation of such class or series, the number of shares to constitute such class or series which may be increased (but not below the number of shares of that class or series then outstanding) by a resolution of the Board of Directors;

(2)	Whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights;

(3)
The dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of stock of any other class or any other shares of the same class;

(4)
Whether the shares of such class or series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption or a formula to determine the times, prices and such other conditions;

(5)
The amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(6)
Whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7)
Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchanges;

(8)
The limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of the common stock or shares of stock of any other class or any other series of the same class;

(9)
The conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(10)
The ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters;

(11)
Facts or events to be ascertained outside the Articles of Incorporation of the Company, or the resolution establishing the class or series of stock, upon which any rate, condition or time for payment of distributions on any class or series of stock is dependent and the manner by which the fact or event operates upon the rate, condition or time of payment; and

(12)
Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of the Articles of Incorporation of the Company, as amended, to the full extent permitted by the laws of the State of Nevada.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Series A and B Convertible Preferred Stock

The Series A Convertible Preferred Stock and Series B Convertible Preferred Stock have no voting rights, no liquidation rights and no redemption rights, but have conversion rights providing the holder thereof the right to convert each outstanding Series A and B Convertible Preferred Stock share into 1,000 shares of the Company's common stock. The Series A Convertible Preferred Stock contains a provision that limits the amount of common shares that the holder can own at any time upon conversion to an aggregate of 4.99% of the Company’s then issued and outstanding shares of common stock.  The Series B Convertible Preferred Stock contains a similar provision, limiting the amount of common shares that the holder can own upon any conversion to an aggregate of 9.99% of the Company’s then issued and outstanding shares of common stock.  The Series B Convertible Preferred Stock has dividend rights when and if cash dividends are declared by the Company on an “if converted” basis.  Additionally, the conversion rate of the Series A and B Convertible Preferred Stock adjusts automatically in connection with and in proportion to any dividends payable by the Company in common stock.

Warrants

As of the date of this prospectus we have a total of 4,168,636 warrants outstanding, which had various exercise prices from between $1.50 and $2.98 per share and various expiration dates between September 12, 2013 and April 4, 2018, as described in greater detail below.

In connection with our December 30, 2010 offering, we sold an aggregate of 2,510,506 units pursuant to a Securities Purchase Agreement (the "Purchase Agreement") to certain institutional investors (the "Investors"), each consisting of (a) one share of common stock; (b) one Series B Warrant to purchase one share of common stock at an exercise price of $2.86 per share (the "Series B Warrants"); and (c) one Series C Warrant to purchase one share of common stock at an exercise price of $2.62 per share (the "Series C Warrants" and together with the Series B Warrants, the "Warrants", and collectively with the shares of common stock, the "Units"). An entity controlled by our former director, Joshua D. Young was one of the Investors in the offering.  Subsequently, effective July 18, 2011, the Company entered into an Amendment, Settlement and Release Agreement (the “Amendment Agreement”) with the Investors, pursuant to which, among other things, the Company agreed to reduce the exercise price of the Series C Warrants to $2.48 per share; move up the date the Investors could exercise the Series C Warrants to allow such Series C Warrants to be exercised by the Investors as of the effective date of the Amendment Agreement; and provide for the immediate exercise by the Investors of 25% of the Series C Warrants which they held (627,628 Series C Warrants) for cash.  Subsequent to the parties’ entry into the Amendment Agreement, the Investors exercised their remaining Series C Warrants.

We also agreed to grant our placement agent in the offering, TriPoint Global Equities, LLC, warrants to purchase up to 150,630 shares of common stock equal to 2% of the total shares of common stock issuable in connection with the December 31, 2010 offering (the "Agent Warrants").

Each Series B Warrant has an exercise price of $2.86.  The Series B Warrants are exercisable at any time for five years following the 185th day following the Closing Date of December 30, 2010.

The Warrants include a provision whereby the Investors are not eligible to exercise any portion of the Warrants that would result in them becoming a beneficial owner of more than 9.99% of the Company's common stock.

The Agent Warrants have a term of 3 years and an exercise price of $2.98 per share.

In April 2012, the Company sold an aggregate of 2,950,000 units at $2.00 each, with each unit consisting of one share of Company common stock and 0.35 of a warrant to purchase one share of the Company's common stock at an exercise price of $2.30 per share in a registered direct offering.  A total of 2,950,000 shares and 1,032,500 warrants were sold in connection with the offering (one of the investors in the offering was an entity controlled by our former director, Joshua D. Young).  The Company received an aggregate of $5,900,000 (or $2.00 per unit) in gross funding and approximately $5,500,000 (or $1.87 per unit) in net proceeds after paying commissions and other expenses associated with the offering. The Company used the net proceeds to pay down expenses related to drilling, lease operating and workover activities; and for general corporate purposes, including general and administrative expenses.

Each warrant is exercisable for five years following the six-month anniversary date of the closing of the offering. If the registration statement pursuant to which the warrants were issued is not effective and available for use at the time of any proposed exercise, the warrants have cashless exercise rights.  The warrants also include a provision whereby the investors are not eligible to exercise any portion of the warrants that would result in them becoming the beneficial owner of more than 4.99% of the Company's common stock, subject to the holder’s right to increase such amount to up to 9.99% of the Company’s common stock with at least 61 days prior written notice to the Company.

In September 2012, the Company sold an aggregate of 800,000 units at $1.65 each, with each unit consisting of one share of Company common stock and 0.25 of a warrant to purchase one share of the Company’s common stock at an exercise price of $2.00 per share in a registered direct offering. A total of 800,000 shares and 200,000 warrants were sold in connection with the offering to investors controlled by our current director, Ryan J. Morris and our former director, Joshua D. Young.  The Company received an aggregate of $1,320,000 (or $1.65 per unit) in gross funding and approximately $1,308,000 (or $1.64 per unit) in net proceeds after paying related expenses associated with the offering.  The Company did not pay any commission in connection with the offering. The Company used the net proceeds to pay down expenses related to drilling, lease operating and workover activities; and for general corporate purposes, including general and administrative expenses.

Each warrant is exercisable any time, for one year following the date of the closing of the offering. If the registration statement pursuant to which the warrants were issued is not effective and available for use at the time of any proposed exercise, the warrants have cashless exercise rights.  The warrants also include a provision whereby the investors are not eligible to exercise any portion of the warrants that would result in them becoming the beneficial owner of more than 4.99% of the Company's common stock, subject to the holder’s right to increase such amount to up to 9.99% of the Company’s common stock with at least 61 days prior written notice to the Company.

Effective April 4, 2013, we entered into a Loan Agreement with various lenders (the “Loan Agreement”) pursuant to which such lenders loaned the Company an aggregate of $2,750,000 to be used for general working capital.  The lenders included entities beneficially owned by our directors, Ken Daraie (which entity loaned us $2,000,000) and W. Andrew Krusen, Jr. (which entities loaned us $250,000), as well as an unrelated third party which loaned the Company $500,000.

The loans provided pursuant to the Loan Agreement were documented by Promissory Notes (the “Notes”) which accrue interest at the rate of 14% per annum, with such interest payable monthly in arrears (beginning June 1, 2013) and are due and payable on October 4, 2013, unless the Company borrows an additional $2.5 million from the lenders, in which case, the maturity date of the Notes is April 4, 2014.  The Notes can be prepaid at any time without penalty.  In the event any amounts are not paid when due under the Notes and/or in the event any event of default occurs and is continuing under the Notes, the Notes accrue interest at the rate of 17% per annum. The Note holders were each paid their pro rata portion of a $55,000 commitment fee in connection with the Company’s entry into the Notes and were each granted their pro rata portion of warrants to purchase 275,000 shares of the Company’s common stock which were evidenced by Common Stock Purchase Warrants (the “Loan Warrants”).

The Loan Warrants have an exercise price of $1.50 per share, a term of five years and cashless exercise rights in the event the shares issuable upon exercise of the Loan Warrants are not registered with the Securities and Exchange Commission.

The repayment of the Notes is secured by a first priority security interest in one hundred (100) barrels of oil per day of net production from the Company’s owned and operated oil and gas properties, and all payments and proceeds associated therewith.

Stock Options

As of the date of this prospectus, the Company had issued and outstanding stock options to purchase an aggregate of 944,668 shares of common stock (net of forfeitures, expirations and cancellations) pursuant to its 2010 Long-Term Incentive Plan and 2012 Stock Incentive Plan (the “Plans”). The stock options have a weighted average exercise price of $1.52 per share.  Of such options 280,340 were exercisable as of May 16, 2013 at an average exercise price of $1.61 per share.

Restrictions on Change of Control

Articles of Incorporation and Bylaws

The following provisions of our Articles of Incorporation and our Bylaws, as amended and restated, and applicable provisions of Nevada law may make a change of control of us more difficult and may delay stockholder actions with respect to business combinations and the election of new members to our Board of Directors:

a)	Limiting the number of our directors to ten;
b)
Limiting the persons who may call special meetings of stockholders to our President or any other executive officer, the Board of Directors or any member thereof, or by the record holder or holders of at least 10% of all shares entitled to vote at the meeting;

c)	Limiting the business that may be acted on at a special meeting of the stockholders to the matters set forth in the notice of the meeting;
d)	Requiring the approval of not less than two-thirds of the outstanding shares entitled to vote at an election of the directors to remove members of the Board of Directors;
e)
Requiring that any action of the stockholders to be taken without a meeting must be authorized by a consent and signed by persons having at least a majority of the voting power who would be entitled to vote on that action at a stockholders’ meeting;

f)
Requiring that any proposed amendment to our Articles of Incorporation that would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof; and

g)
Authorizing our Board of Directors, subject to any limitations presented by law, to provide for the issuance of shares of our Preferred Stock in one or more series (with such preferences and rights as described above under “Preferred Stock”).

Nevada Corporation Law

Sections 78.378-78.3793 of the Nevada Revised Statutes apply to any acquisition of a controlling interest in an issuing corporation unless the Articles of Incorporation or Bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. A person desiring to acquire a controlling interest in an issuing corporation must do so in accordance with the provisions of Sections 78.378-78.3793 of the Nevada Revised Statutes.

In general, Sections 78.378-78.3793 set forth the procedures for an acquiring person to obtain a controlling interest in an issuing corporation. The securities acquired in such acquisition are denied voting rights unless holders of a majority of the voting power of the corporation approve the granting of such voting rights, and, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected approve the granting of such voting rights.

The provisions of Sections 78.378-78.3793 of the Nevada Revised Statutes do not restrict the directors of an issuing corporation from taking action to protect the interests of the corporation and its stockholders including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.

“Controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient, but for the provisions of Section 78.378 to 78.3793, inclusive, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise 1) 1/5 or more but less than 1/3, 2) 1/3 or more but less than a majority, or 3) a majority or more of all the voting power of the corporation in the election of directors.

“Issuing corporation” means a corporation which is organized in Nevada and which 1) has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and 2) does business in Nevada directly or through an affiliated corporation.

The Company’s Bylaws, as amended and restated, provide that the Company is not governed by the provisions of Section 78.378 to 78.3793, inclusive, of the Nevada Revised Statues, and such sections do not therefore apply to the Company or to an acquisition of a controlling interest by any shareholder of the Company.

Sections 78.411-78.444 of the Nevada Revised Statutes apply to certain combinations of the corporation with interested stockholders.

In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless the Board of Directors of the corporation approved the business combination prior to the date the person became an interested stockholder.

In general, Section 78.439 provides that business combinations after the three-year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation's directors before the person became an interested stockholder unless the price and terms of the transaction meet the criteria set forth in the statute.

“Combination” means any of the following:

1)	Any merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with:
	(a)	the interested stockholder; or
(b)
any other corporation, whether or not itself an interested stockholder of the resident domestic corporation, which is, or after the merger or consolidation would be, an affiliate or associate of the interested stockholder.

2)
Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of transactions, to or with the interested stockholder or any affiliate or associate of the interested corporation:

	(a)	having an aggregate market value equal to 5% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the resident domestic corporation;
	(b)	having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the resident domestic corporation; or
	(c)	representing 10% or more of the earning power or net income, determined on a consolidated basis, of the resident domestic corporation.

3)
The issuance or transfer by the resident domestic corporation or any subsidiary of the resident domestic corporation, in one transaction or a series of transactions, of any shares of the resident domestic corporation or any subsidiary of the resident domestic corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the resident domestic corporation to the interested stockholder or any affiliate or associate of the interested stockholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the resident domestic corporation.

4)
The adoption of any plan or proposal for the liquidation or dissolution of the resident domestic corporation proposed by, or under any agreement, arrangement or understanding, whether or not in writing with, the interested stockholder or any affiliate or associate of the interested stockholder.

5)	Any:
(a)
reclassification of securities, including, without limitation, any splitting of shares, dividend distributed in shares, or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares;

	(b)	recapitalization of the resident domestic corporation;
	(c)	merger or consolidation of the resident domestic corporation with any subsidiary of the resident domestic corporation; or
(d)
other transaction, whether or not with or into or otherwise involving the interested stockholder, proposed by, or under any agreement, arrangement or understanding, whether or not in writing, with, the interested stockholder or any affiliate or associate of the interested stockholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the resident domestic corporation or any subsidiary of the resident domestic corporation which is directly or indirectly owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares.

6)
Any receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of the resident domestic corporation, of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the resident domestic corporation.

“Interested stockholder” means any person, other than the resident domestic corporation or any subsidiary of the resident domestic corporation, who is:

1)	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation; or

2)
an affiliate or associate of the resident domestic corporation and at any time within 3 years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

To determine whether a person is an interested stockholder, the number of voting shares of the resident domestic corporation considered to be outstanding includes shares considered to be beneficially owned by that person through the application of Section 78.414 of the Nevada Revised Statutes, but does not include any other unissued shares of a class of voting shares of the resident domestic corporation which may be issuable under any agreement, arrangement or understanding, or upon exercise of rights to convert warrants or options, or otherwise.

Transfer Agent

The Company’s Transfer Agent is:

ClearTrust, LLC
17961 Hunting Bow Circle, Suite 102
Lutz, FL 33558
Phone: (813) 235-4490
Fax: (813) 388-4549
www.cleartrustonline.com

DESCRIPTION OF PREFERRED STOCK

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•
the provisions for redemption, if applicable, of the preferred stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

•	any listing of the preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute them.

This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read this prospectus and the applicable supplement.

Terms

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, common stock, or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of common stock, or other securities or property to be received upon conversion or exchange would be calculated.

Senior Debt Securities

Payment of the principal, premium, if any, and interest on senior debt securities will rank with all of our other unsecured and unsubordinated debt securities.

Subordinated Debt Securities

Payment of the principal, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to deposit any sinking fund payment when due;

•
failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•
the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee

In the event we issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee, we will describe the name of the trustee(s) and the nature of any material relationship with us or with any of our affiliates; the percentage of securities of the class necessary to require the trustee to take action; and what indemnification the trustee may require before proceeding to enforce the lien, among other things, in a supplement to this prospectus. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF WARRANTS
 General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities, or as a part of units, offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement or free writing prospectus at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

•	reduce the amount receivable upon exercise, cancellation or expiration;

•	shorten the period of time during which the warrants may be exercised;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Anti-dilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

•	the issuance of common stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of the common stock (or as applicable to warrants to purchase preferred stock and the preferred stock);

•
the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

•
the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

•	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and

•
after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Texas.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; and

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NYSE MKT in the case of shares of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options; or

•	through the settlement of short sales.

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amount of securities underwritten;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any material relationships between the underwriters and the Company; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.

Any underwritten offering may be on a best efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are listed on the NYSE MKT. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE MKT, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

 LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Woodburn and Wedge.  Additional legal matters may be passed upon for us, any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheet of Lucas Energy, Inc. as of March 31, 2012 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended March 31, 2012, appearing in Lucas Energy Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2012 have been audited by Hein & Associates, LLP, as set forth in their report thereon, and incorporated herein by reference.   The consolidated balance sheet of Lucas Energy, Inc. as of March 31, 2011 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended March 31, 2011, appearing in Lucas Energy Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2012 have been audited by GBH CPAs, PC, as set forth in their report thereon, and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Certain estimates of proved oil reserves for us that are incorporated herein by reference were based upon engineering reports prepared by Forrest A. Garb & Associates, Inc., independent petroleum consultants. These estimates are included and incorporated herein in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Shareholder Information,” “SEC Filings” page of our website at www.lucasenergy.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed with the SEC on June 29, 2012;

•	Our Definitive Proxy Statement on Schedule 14A for an Annual Meeting of Shareholders, filed with the SEC on November 13, 2012;

•
Our Quarterly Reports on Form 10-Q for the quarterly periods ended (a) June 30, 2012, filed with the SEC on August 14, 2012, (b) September 30, 2012, filed with the SEC on November 13, 2012, and (c) December 31, 2012, filed with the SEC on February 14, 2013;

•
Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on April 16, 2012, April 19, 2012, September 11, 2012, September 12, 2012, October 3, 2012, October 4, 2012, November 1, 2012, December 14, 2012, December 17, 2012, December 21, 2012, January 30, 2013, February 14, 2013, March 7, 2013, April 2, 2013, April 8, 2013 and April 9, 2013; and

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed on February 13, 2008 (File No. 001-32508), which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form SB-2 (File No. 333-147568) filed on November 21, 2007 and declared effective by the SEC on January 11, 2008, and any amendment or reports filed with the SEC for purposes of updating such description.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Lucas Energy, Inc.
3555 Timmons Lane, Suite 1550
Houston, TX 77027
Phone: (713) 528-1881
Fax: (713) 337-1510

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We maintain an Internet website at www.lucasenergy.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

Lucas Energy, Inc.

(i) 3,333,332 shares of Common Stock;
(ii) 1,666,666 Warrants to purchase shares of Common Stock; and
(iii) 1,666,666 shares of Common Stock issuable upon exercise of Warrants

________

PROSPECTUS SUPPLEMENT

________

APRIL 17, 2014

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.